Exhibit T3C-3

AGREEMENT
Dated as of [_________], 2014
by and among
NWRA VENTURES I, LLC,
on behalf of NW Capital and the Rights Offering Indenture Trustee
and

U.S. BANK NATIONAL ASSOCIATION,
as indenture trustee on behalf of the Exchange Offering Noteholders

Exhibit T3C-3

i

Table of Contents
(Continued)

Exhibit A: Cash Management Agreement
Exhibit B: Notice Addresses
Exhibit C: Additional Representations, Warranties and Covenants
Exhibit D: Remedies of NW Capital
Exhibit E: Further Assurances/Miscellaneous

LEGAL_US_E # 96946365.24    ii

Exhibit T3C-3

This AGREEMENT (this “Agreement”), dated as of [_______], 2014 , is made by and among NWRA VENTURES I, LLC, a Delaware limited liability company (together with its successors and/or assigns, collectively, “NW Capital”), acting in its capacity as agent for the equal and ratable benefit of NW Capital and the Rights Offering Indenture Trustee (hereinafter defined), as trustee under the Rights Offering Trust Indenture (hereinafter defined) for the equal and ratable benefit of the Rights Offering Noteholders (hereinafter defined), and U.S. BANK NATIONAL ASSOCIATION (together with its permitted successors and/or assigns pursuant to Section 18, collectively, the “Exchange Offering Indenture Trustee”), as trustee under the Exchange Offering Trust Indenture (hereinafter defined) on behalf of and at the approval, direction and request of the Exchange Offering Noteholders (hereinafter defined).
WITNESSETH:
A.    On June 7, 2011, NW Capital, acting in its capacity as lender, made a loan (the “Loan”) to IMH Financial Corporation (the “Borrower”) in the principal sum of Fifty Million and 00/100 Dollars ($50,000,000), pursuant to a certain Loan Agreement dated as of June 7, 2011 between Borrower and NW Capital (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto, being hereinafter referred to as the “Loan Agreement”), and evidenced by a certain Promissory Note dated as of June 7, 2011 in the principal sum of Fifty Million and 00/100 Dollars ($50,000,000) given by Borrower to NW Capital (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof in a writing executed by the parties thereto, being hereinafter referred to as the “Note”). Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the respective meanings ascribed to such terms in the Loan Agreement, which Loan Agreement is hereby incorporated herein by reference with the same force and effect as if fully set forth herein.
B.    Pursuant to, and in accordance with, the terms of the Loan Agreement, the Rights Offering and that certain Rights Offering Trust Indenture, dated as of [________], 2014 (the "Rights Offering Trust Indenture"), by and among Borrower and The Bank of New York Mellon, as indenture trustee (the "Rights Offering Indenture Trustee"), Borrower has sold, and certain of Borrower’s current shareholders (pursuant to the terms of a Stipulation and Agreement of Compromise, Settlement and Release) (the "Rights Offering Noteholders") have purchased, interests in that certain Indenture Note (the "Rights Offering Indenture Note").
C.    NW Capital and Rights Offering Indenture Trustee, on behalf of the Rights Offering Noteholders, have entered into that certain Rights Offering Intercreditor Agreement, dated as of [______] (the “Rights Offering Intercreditor Agreement”).
D.    Pursuant to, and in accordance with, the terms of that certain Trust Indenture, dated as of [________], 2014 (the "Exchange Offering Trust Indenture"), by and among Borrower and Exchange Offering Indenture Trustee, Borrower has sold, and certain of Borrower’s current shareholders (pursuant to the terms of a Stipulation and Agreement of Compromise, Settlement and Release) (individually, each, an “Exchange Offering Noteholder” and, collectively, the "Exchange Offering Noteholders") have purchased, an interest in that certain Indenture Note (the "Exchange Offering Indenture Note").
E.     Exchange Offering Indenture Trustee is entering into this Agreement at the approval, direction and request of the Exchange Offering Noteholders, solely in its capacity as Exchange Offering Indenture Trustee, pursuant to, and in accordance with, Section 22 of the Exchange Offering Indenture Note.

Exhibit T3C-3

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto mutually agree as follows:
Definitions. References to a “Section” are, unless otherwise specified, to a Section of this Agreement and not of any Exhibit. The word “including” and words of like import mean “including without limitation.” References to any statute, agreement or other document include all amendments thereto. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below:
“Acceptable Recovery Efforts” shall mean, upon an indefeasible and final foreclosure of the Subordinate Collateral by NW Capital, the efforts of a delegate engaged by NW Capital in pursuing a claim against Borrower for a maximum practical recovery under the Exchange Offering Indenture Notes in accordance with the same degree of care and skill as a prudent institutional party would exercise or use under the circumstances in the conduct of its own affairs, taking into account that the Exchange Offering Noteholders’ interest in the Subordinate Collateral is, at all times, completely contingent on there being adequate funds to pay Exchange Offering Noteholders after the indefeasible payment in full of the Senior Obligations, and that NW Capital and the Rights Offering Noteholders have the sole and exclusive right to all of the proceeds of such Subordinate Collateral until the Senior Obligations have been indefeasibly paid in full.
“Actual Knowledge” means receipt of written notice by the corporate trust officer of the Exchange Offering Indenture Trustee responsible for the administration of this Agreement, as identified in the address for notices on Exhibit B hereto.
“Actual Default Event Costs” has the meaning set forth in Section 4(d)(iv).
“Adverse Effect” shall mean (i) an actual adverse effect upon the Loan, NW Capital's interest in the Loan or any rights accruing therefrom, which shall include, without limitation, a prepayment of the Loan or NW Capital's right to exercise the Conversion, (ii) an actual impairment, delay, conditioning or limitation of the ability of NW Capital to act under the Note, any Loan Document, the Rights Offering Intercreditor Agreement or hereunder, or (iii) an actual adverse effect upon the legality, validity, binding effect or enforceability against any of the Exchange Offering Indenture Trustee or any Exchange Offering Noteholder of this Agreement.
“Affiliate” means with respect to any Person, any other Person that directly or indirectly (including, without limitation, through one or more intermediaries) Controls or is Controlled by or is under common Control with such Person.
“Applicable Estimate” shall mean, as applicable, the NW Capital Estimate, the Average Estimate or the Second Qualified Appraiser Estimate.
“Assignment” has the meaning set forth in Section 4(c).
“Average Estimate” has the meaning set forth in Section 4(d)(iii).
“Bankruptcy Code” means Section 1111(b) of 11 U.S.C. §101 et seq., as the same may be amended from time to time.
“Blocking Event” has the meaning set forth in Section 4(a).

Exhibit T3C-3

“Borrower” has the meaning set forth in the Recitals.
“Borrower Entity” shall mean each of Borrower and the Borrower Subsidiaries.
“Borrower Subsidiary” shall mean each Person owned directly or indirectly by Borrower.
“Cash Management Agreement” means that certain Cash Management Agreement dated as of June 7, 2011, among Borrower, U.S. Bank National Association (“Cash Management Agent”), as cash management agent for NW Capital, and NW Capital, acting in its capacity as agent for the equal and ratable benefit of NW Capital, as lender under the Loan, and the Rights Offering Indenture Trustee, as trustee under the Rights Offering Trust Indenture for the equal and ratable benefit of the Rights Offering Noteholders, as amended by that certain First Amendment to Cash Management Agreement, dated as of [______], 2014, by and among Borrower, Cash Management Agent, as cash management agent for NW Capital, and NW Capital, acting in its capacity as agent for the equal and ratable benefit of NW Capital, as lender under the Loan, and the Rights Offering Indenture Trustee, as trustee under the Rights Offering Trust Indenture for the equal and ratable benefit of the Rights Offering Noteholders. A copy of the Cash Management Agreement is attached hereto as Exhibit A.
“Collateral Realization Event” means the occurrence of any event pursuant to which NW Capital shall have obtained title to or ownership of any collateral for the Loan and the Rights Offering Indenture Note pursuant to the exercise of any remedies under any Loan Documents.
“Consultant” has the meaning set forth in Section 17.
“Consultant Letter Agreement” has the meaning set forth in Section 17.
“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Damages” has the meaning set forth in Section 4(b).
“Default Event” shall mean (i) any Exchange Offering Noteholder or any Person acting together with, or on behalf of, any Exchange Offering Noteholder, taking or omitting to take any action either (x) with an expression of intention of causing, or which could cause, an Adverse Effect, and (y) in which any such Person should have reasonably known that taking or omitting to take such action could cause, an Adverse Effect, or (ii) the commencement of a Proceeding of the Exchange Offering Indenture Trustee to which the trust created by the Exchange Offering Trust Indenture is not subject.
“Deficiency Amount” means, with respect to a Deficiency Event (hereinafter defined) (i) arising under subclause (i) of the definition of Deficiency Event, the product of (x) one hundred fifty percent (150%) multiplied by (y) the difference between (1) NW Capital’s reasonable estimate of the amounts necessary to fund the actual losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of such Default Event and (2) the amounts then remaining in trust representing the Holdback Amount, or (ii) arising under subclause (ii) of the definition of Deficiency Event, the product of (x) one hundred fifty percent (150%) multiplied by (y) the amount by which, as of such date, the Actual Default Event Costs exceed the Holdback Amount.

Exhibit T3C-3

“Deficiency Event” means, with respect to a Default Event, (i) after amounts in trust representing the Holdback Amount have been reduced to an amount equal to or less than forty percent (40%) of the originally funded Holdback Amount, NW Capital, in its reasonable discretion, determines that additional funds are necessary to fund the actual losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of such Default Event, and NW Capital delivers written notice of such determination to the Cash Management Agent and the Exchange Offering Indenture Trustee, or (ii) the amounts remaining in trust to fund the Holdback Amount are insufficient to fund the Actual Default Event Costs resulting from the Default Event giving rise to the Holdback Amount.
“Delegate” has the meaning set forth in Section 11(a).
“Distribution Date” means until an Event of Default shall have occurred, such date as set forth in the Cash Management Agreement.
“Engagement Agreement” has the meaning set forth in Section 11(j).
“Exchange Offering Indenture Trustee” has the meaning set forth in the preamble.
“Holdback Amount” has the meaning set forth in Section 4(d)(iv).
“Indemnified Claim” has the meaning set forth in Section 10(c).
“Indemnified Claim Litigation” has the meaning set forth in Section 10(d).
“Indemnified Parties” has the meaning set forth in Section 10(a).
“Indemnifying Parties” has the meaning set forth in Section 10(a).
“Indenture Proceeding” means the commencement, whether voluntary or involuntary, of any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors in which the trust created by the Exchange Offering Trust Indenture is subject.
“Interest Holder” means, individually, each Exchange Offering Noteholder; and “Interest Holders” means, collectively, the Exchange Offering Noteholders.
“Interest Holder Interest” means with respect to any Exchange Offering Noteholder, its ownership interest of an Exchange Offering Indenture Note, including proceeds of the foregoing, together with the other rights and privileges as specified in this Agreement and the Exchange Offering Trust Indenture.
“Interest Holder’s Share”, as to any Interest Holder, means the percentage equal to such Interest Holder’s Overall Percentage Interest.
“Juniper Letter Agreement” has the meaning set forth in Section 17.
“Letter Agreement” has the meaning set forth in Section 17.
“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge

Exhibit T3C-3

or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting, the Subordinate Collateral (hereinafter defined) or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s or other similar liens and encumbrances.
“Loan” has the meaning set forth in the recitals.
“Loan Agreement” has the meaning set forth in the recitals.
“NW Capital” has the meaning set forth in the preamble.
“NW Capital Estimate” has the meaning set forth in Section 4(d)(ii).
“NW Capital Party” has the meaning set forth in Section 17.
“Overall Percentage Interest” means, with respect to any Exchange Offering Noteholder, the percentage interest of such Exchange Offering Noteholder.
“Person” means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.
“Potential Default Event Costs” has the meaning set forth in Section 4(d)(ii).
“Proceeding” has the meaning set forth in Section 4(f).
“Property” means collectively, the Real Property, the Mortgage Loans and any other real, personal or intellectual property owned by the Borrower or any Borrower Subsidiary.
“Protective Advance” means any amount advanced or expended by NW Capital, which is necessary or appropriate in the sole and absolute judgment of NW Capital to preserve or protect the Loan, the Rights Offering Indenture Note or the Underlying Assets (or the value thereof), security interests or other right or title thereto, including, without limitation, expenses for taxes, assessments, payments in lieu of taxes, business investment district or similar fees, insurance, utilities, legal fees and costs, appraisals, engineering reports, surveys, maintenance, replacements or repairs for any loan collateral or Property, maintenance and operating costs for any loan collateral or Property (irrespective of whether treated as capital items under relevant accounting rules), tenant improvement and inducement costs, leasing costs and commissions and marketing costs in connection with any lease or otherwise for any loan collateral or Property, and expenses relating to the determination as to whether to exercise, as well as the exercising of, remedies, including, without limitation, the appointment of a receiver, and legal action to protect and enforce the rights of NW Capital and the Rights Offering Noteholders.
“Qualified Appraiser” means any of Deloitte LLP, Ernst & Young LLP, KPMG LLP, PricewaterhouseCoopers LLP and McGladrey LLP.
“Qualified Appraiser Estimate” has the meaning set forth in Section 4(d)(ii).

Exhibit T3C-3

“Reimbursable Expenditures” means, without duplication, the sum of (a) the product of (i) Protective Advances made by NW Capital multiplied by (ii) the ratio of (x) the then outstanding principal balance of the Exchange Offering Indenture Note to (y) the then outstanding principal balance of the Rights Offering Indenture Note, plus (b) the amount of any other liability or expense incurred by NW Capital or any Indemnified Party which is subject to repayment, reimbursement or indemnification pursuant to the terms of this Agreement, the sum of which shall accrue at the Base Interest Rate.
“Rights Offering Indenture Note” has the meaning set forth in the Recitals.
“Rights Offering Indenture Trustee” has the meaning set forth in the Recitals.
“Rights Offering Intercreditor Agreement” has the meaning set forth in the Recitals.
“Rights Offering Trust Indenture” has the meaning set forth in the Recitals.
“Second Qualified Appraiser” has the meaning set forth in Section 4(d)(iii).
“Second Qualified Appraiser Estimate” has the meaning set forth in Section 4(d)(iii).
“Senior Documents” has the meaning set forth in Section 4(a).
“Senior Obligations” shall mean the obligations of Borrower and/or any Borrower Subsidiary arising under (i) the Loan Agreement, (ii) the Loan Documents, (iii) the Preferred Equity Shares pursuant to the Certificate of Designation, (iv) the Rights Offering Trust Indenture, and (v) the Rights Offering Indenture Note.
“Subordinate Collateral” has the meaning set forth in Section 4(c).
“Transfer” means any legal or beneficial direct or indirect assignment, pledge, hypothecation, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance or grant of a participation, sub participation or other legal or beneficial interest in, change in Control, or other disposition, at any tier of ownership, either directly or indirectly, by operation of law or otherwise.
“Trigger Event” shall mean either (i) any of Exchange Offering Indenture Trustee or any Person acting together with, or authorized to act on behalf of, Exchange Offering Indenture Trustee, taking or omitting to take any action either (x) with an expression of an intention of causing, or which could cause, an Adverse Effect, or (y) in which any such Person should have reasonably known that taking or omitting to take such action could cause an Adverse Effect, (ii) in connection with, or subsequent to, the Conversion, a Proceeding of any Borrower Entity, or (iii) an Indenture Proceeding in which the trust created by the Exchange Offering Trust Indenture is subject; provided, however, that a Trigger Event shall not include a Default Event.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in the Subordinate Collateral is at any time governed by the Uniform Commercial Code as in effect at such times in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

Exhibit T3C-3

“Underlying Assets” means all rights and privileges of NW Capital, for the equal and ratable benefit of NW Capital, as lender under the Loan, and the Rights Offering Indenture Trustee, as trustee under the Rights Offering Trust Indenture for the equal and ratable benefit of the Rights Offering Noteholders, as the holder of a security interest in the collateral for the Loan, the Rights Offering Indenture Note, the Guaranteed Obligations and all other obligations of any of Borrower and/or any Borrower Subsidiary in connection therewith.
2.    Representations.
(a)    The Exchange Offering Indenture Trustee hereby represents and warrants to NW Capital that:
(1)    the Exchange Offering Indenture Trustee is a duly organized and validly existing national banking association formed under the laws of the United States;
(2)    the Exchange Offering Indenture Trustee has (a) the full power and authority to enter into, and consummate all transactions contemplated by, this Agreement, (b) duly authorized the execution, delivery and performance of this Agreement, and (c) duly executed and delivered this Agreement, which constitutes the valid, binding and enforceable obligation of the Exchange Offering Indenture Trustee;
(3)    the execution and delivery of this Agreement by the Exchange Offering Indenture Trustee, and the performance of, and compliance with, the terms of this Agreement by the Exchange Offering Indenture Trustee, do not and will not violate the Exchange Offering Indenture Trustee’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any agreement or other instrument to which the Exchange Offering Indenture Trustee is a party or which is applicable to the Exchange Offering Indenture Trustee or any of the assets of the Exchange Offering Indenture Trustee;
(4)    No consent of any other Person, including, without limitation, any Exchange Offering Noteholder and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Exchange Offering Indenture Trustee of this Agreement or consummation by Exchange Offering Indenture Trustee of the transactions contemplated by this Agreement, except those that have been obtained as of the date hereof;
(5)    there are no conditions precedent to the effectiveness of this Agreement in respect of Exchange Offering Indenture Trustee that have not been satisfied by Exchange Offering Indenture Trustee; and
(6)    there is no action, suit or proceeding of which the Exchange Offering Indenture Trustee has received written notice that (i) is pending

Exhibit T3C-3

against the Exchange Offering Indenture Trustee in any court or by or before any other governmental agency or instrumentality or (ii) has been threatened in writing, which in either case would materially affect the ability of the Exchange Offering Indenture Trustee to carry out the transactions contemplated by this Agreement.
(b)    NW Capital hereby represents and warrants to the Exchange Offering Indenture Trustee that NW Capital has (a) the full power and authority to enter into, and consummate all transactions contemplated by, this Agreement, (b) duly authorized the execution, delivery and performance of this Agreement, and (c) duly executed and delivered this Agreement, which constitutes the valid, binding and enforceable obligation of NW Capital, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    Except as set forth in Section 2(b), NW Capital makes no warranties or representations of any type or nature to the Exchange Offering Indenture Trustee or any agent of the Exchange Offering Indenture Trustee, including, without limitation, any warranties or representations with respect to: (i) the Loan, the Loan Documents, the Rights Offering Indenture Note, the Rights Offering Intercreditor Agreement or the Exchange Offering Indenture Note or (ii) the Borrower, any Borrower Subsidiary or the financial condition or creditworthiness of the Borrower or any Borrower Subsidiary and the Exchange Offering Indenture Trustee is not relying and will not rely upon NW Capital in any manner.
(d)    Neither NW Capital nor any of its directors, officers, affiliates, members or direct or indirect equity owners, agents or employees: (i) makes any warranty or representation to Exchange Offering Indenture Trustee or any other Person, including, without limitation, any Exchange Offering Noteholder, nor shall they be responsible to Exchange Offering Indenture Trustee or any other Person, including, without limitation, any Exchange Offering Noteholder, for any statement, warranty or representation made or deemed made by the Borrower, any other obligor under the Exchange Offering Indenture Note or any other Person in connection with this Agreement, the Exchange Offering Indenture Note or any Collateral Document (such term, as used throughout this Agreement, is defined in the Rights Offering Intercreditor Agreement) or any other document, instrument, agreement, certificate or statement delivered in connection therewith or the transactions contemplated thereby; (ii) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Exchange Offering Indenture Note or any other document, instrument, agreement, certificate or statement delivered in connection therewith or the satisfaction of any conditions precedent under this Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith on the part of the Borrower, any Borrower Subsidiary or other Persons or inspect the property, books or records of the Borrower, any Borrower Subsidiary or any other Person; (iii) has made any express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Exchange Offering Trust Indenture or Exchange Offering Indenture Note, or regarding the ownership of the Property; (iv) shall be responsible to Exchange Offering Indenture Trustee or any Exchange Offering Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Exchange Offering Indenture Note or any other instrument or document furnished pursuant thereto; (v) except as otherwise expressly stated herein, shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of this Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith; or (vi) shall incur any liability under or in respect of this Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith by acting upon any notice,

Exhibit T3C-3

consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper Persons.
Payments in Respect of Note and Exchange Offering Indenture Note. Payments to NW Capital, the Rights Offering Indenture Trustee and the Exchange Offering Indenture Trustee shall be made by the Cash Management Agent on each Distribution Date, pursuant to the terms of the Cash Management Agreement for so long as such agreement is in effect.
4.    Subordination of Exchange Offering Indenture Note; Payment Subordination; Collateral Assignment of Exchange Offering Indenture Note.
(a)    Exchange Offering Indenture Trustee hereby subordinates and makes junior the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note, and all rights, remedies, terms and covenants contained therein to (i) the Senior Obligations, (ii) the liens and security interests created by the Collateral Documents (the Loan Documents, the Preferred Equity Shares pursuant to the Certificate of Designation, the Rights Offering Trust Indenture, the Rights Offering Indenture Note and the Collateral Documents are referred to herein, collectively, as the “Senior Documents”), (iii) all of the terms, covenants, conditions, rights and remedies contained in the Senior Documents, and (iv) all amounts due and payable under the Senior Documents, including, without limitation, interest accruing after the occurrence of any Proceeding of any Borrower Entity, and no amendments or modifications to the Senior Documents or waivers of any provisions thereof shall affect the subordination thereof as set forth in this Section 4(a). Every document and instrument included within or executed in connection with the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note, including, without limitation, this Agreement, shall be automatically subject and subordinate to each and every document and instrument included within the Senior Documents including, without limitation, any and all extensions, modifications, consolidations, supplements, amendments, replacements and restatements of and/or to the Senior Documents. Subject to the terms of Section 4(c), none of Exchange Offering Indenture Trustee or any Exchange Offering Noteholder shall accept or receive payments (including, without limitation, whether in cash or other property or in kind, and whether received directly, indirectly or by set-off, counterclaim or otherwise) from, or on behalf of, Borrower and/or any Borrower Subsidiary prior to the date that all obligations of Borrower and/or any Borrower Subsidiary to NW Capital, Rights Offering Indenture Trustee and each Rights Offering Noteholder and under the Senior Documents are unconditionally paid and performed in full; provided, however, Exchange Offering Indenture Trustee shall be permitted to receive without limitation for its own account amounts under Section 8.07 of the Exchange Offering Indenture, and such amounts shall not be subject to the collateral assignment set forth in Section 4(c) hereof; provided, further, that such amounts to be paid to the Exchange Offering Indenture Trustee under Section 8.07 of the Exchange Offering Indenture as reimbursements to the Exchange Offering Indenture Trustee for payments made, or to be made, by the Exchange Offering Indenture Trustee to the Exchange Offering Noteholders shall be subordinate and junior to the Senior Obligations. Moreover, Exchange Offering Indenture Trustee shall be permitted to receive and apply regularly scheduled payments due and payable in accordance with the terms of the Exchange Offering Indenture Note, so long as, at the time of both the receipt and the application of such payments, Exchange Offering Indenture Trustee shall not have Actual Knowledge that (i) a default or Event of Default has occurred and is continuing under any of the Senior Documents, (ii) an event has occurred which, with the giving of notice or the passage of time or both, would constitute an event of default under the Senior Documents, (iii) subject to the terms of Section 4(d) of this Agreement, a Default Event has occurred, (iv) a Trigger Event has occurred, and (v) a Deficiency Event has occurred and is continuing (each of the events listed in items (i)–(v), a “Blocking Event”). None of the Exchange Offering Indenture Trustee or any Exchange Offering Noteholder shall have any right in and to any Property of any Borrower Entity.

Exhibit T3C-3

(b)    If NW Capital shall exercise the Conversion Right pursuant to the terms of the Note and the Loan Agreement, then NW Capital shall deliver a copy of the Conversion Notice to the Exchange Offering Indenture Trustee. Upon the Conversion by NW Capital and the Rights Offering Noteholders of all or any portion of the Note and the Rights Offering Indenture Note, as applicable, into Preferred Equity Shares, the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note shall be automatically subordinate, and all rights, remedies, terms and covenants contained therein shall automatically be junior, to (x) if any portion of the Loan and/or the Rights Offering Indenture Note shall continue to be outstanding, (i) the Loan, (ii) the Note, (iii) the liens and security interests created by the Loan Documents, (iv) the Rights Offering Trust Indenture, (v) the Rights Offering Indenture Note, and (vi) all of the terms, covenants, conditions, rights and remedies contained in the Loan Documents, the Rights Offering Intercreditor Agreement, the Rights Offering Trust Indenture, the Collateral Documents and this Agreement, and no amendment, extension, restatement, refinance, or other modification, in whole or in part, of all or any of the Senior Documents, including, without limitation, increasing or decreasing the stated principal amount of the Note or the Rights Offering Indenture Note, increasing or decreasing the interest rate payable under the Note or the Rights Offering Indenture Note, altering any other payment or performance terms under the Note or the Rights Offering Indenture Note, or waiving of any provisions thereof shall affect the subordination as set forth in this Section 4(b), and (y) (i) the Preferred Equity Shares and all of the terms and conditions thereof as set forth in the Certificate of Designation, (ii) the liens and security interests created by any Collateral Documents that expressly survive the Conversion, and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Loan Documents, the Rights Offering Trust Indenture, the Rights Offering Indenture Note and the Collateral Documents that expressly survive the Conversion, and no amendments or modifications to such Loan Documents, Rights Offering Trust Indenture, Rights Offering Indenture Note or the Collateral Documents or waivers of any provisions thereof shall affect the subordination as set forth in this Section 4(b). In furtherance of the foregoing, Exchange Offering Indenture Trustee, hereby acknowledges and agrees, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged and agreed, for itself and its successors, transferees and assigns, that any and all claims, damages, losses, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses of NW Capital (collectively, “Damages”) resulting from any Default Event shall become Reimbursable Expenditures.
(c)    As security for the prompt and complete unconditional payment and performance when due of all Senior Obligations and the obligations arising hereunder, Exchange Offering Indenture Trustee, in accordance with the terms of the Exchange Offering Trust Indenture, hereby collaterally assigns, grants, charges and pledges to, and hereby grants a continuing security interest of first priority in favor of the NW Capital (the “Assignment”), in all the right, title and interest of the Exchange Offering Indenture Trustee and the Exchange Offering Noteholders in, to and under the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note (collectively, the “Subordinate Collateral”), including, without limitation, all proceeds of the Subordinate Collateral, whether cash or non-cash, including (i) all rights of the Exchange Offering Noteholders to receive moneys due or to become due under or pursuant to the Subordinate Collateral, (ii) all claims of the Exchange Offering Noteholders for damages arising out of or for breach of or default under the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note, (iii) all rights, interests and title of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders to, upon the occurrence of a Trigger Event, terminate, amend, supplement, modify or waive performance under the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note, to perform thereunder and to compel performance and otherwise exercise all rights, interests, title and remedies thereunder, (iv) all rights of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders under the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note to, upon the occurrence of a Trigger Event, make determinations, to exercise any election (including, without limitation, the election of remedies and enforcement) or option or to give or receive any notice, consent, waiver, or

Exhibit T3C-3

approval, together with full power and authority with respect to any contract or agreement to demand, receive, enforce, collect or provide receipt for any of the foregoing rights or any property which is the subject of any of the contracts or agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which may be necessary or advisable in connection with any of the foregoing, and (v) to the extent not included in the foregoing, all proceeds receivable or received and any products of any and all of the foregoing Subordinate Collateral; provided, however, that Subordinate Collateral shall not include any rights of the Exchange Offering Indenture Trustee to receive for its own account payment of its fees, expenses and indemnification as set forth in the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note. In order to effectuate the foregoing, Exchange Offering Indenture Trustee, on behalf of the Exchange Offering Noteholders, has heretofore delivered or concurrently with the delivery hereof is delivering to NW Capital, the original Exchange Offering Trust Indenture and the original of the Exchange Offering Indenture Note endorsed in blank, and Exchange Offering Indenture Trustee, represents and warrants, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have represented and warranted, for itself and its successors, transferees and assigns, that the original Exchange Offering Trust Indenture and the original Exchange Offering Indenture Note delivered to NW Capital as security herein is each the original execution version of such document. If any payment, distribution or security of any character (whether in cash, securities or other property) shall be received by any of Exchange Offering Indenture Trustee or any Exchange Offering Noteholder out of or in connection with the Exchange Offering Trust Indenture or the Exchange Offering Indenture Note before all of the Senior Obligations and the obligations arising hereunder shall have been unconditionally paid in full, such payment, distribution or security, as applicable, shall (i) if received by the Exchange Offering Indenture Trustee, not be commingled with any asset of Exchange Offering Indenture Trustee, be held in trust for the benefit of, and shall be delivered over or immediately delivered and transferred to, NW Capital or its representative, for application to the unconditional payment of the Senior Obligations and the obligations arising hereunder remaining unpaid, until all of the Senior Obligations and the obligations arising hereunder shall have been unconditionally paid in full, and (ii) if received by any Exchange Offering Noteholder, become Reimbursable Expenditures; provided, however, in furtherance of Section 4(a) of this Agreement, NW Capital hereby grants to the Exchange Offering Indenture Trustee a revocable license to receive and apply regularly scheduled payments due and payable in accordance with the terms of the Exchange Offering Indenture Note, so long as, at the time of both the receipt and the application of such payments, no Blocking Event has occurred and is continuing. The terms of Exhibits C, D and E are incorporated herein as if fully set forth herein.
(d)    Upon the occurrence of a Default Event, the license granted to the Exchange Offering Indenture Trustee in Section 4(c) of this Agreement shall automatically be revoked.
(i)    NW Capital shall deliver notice (which may be via facsimile or email) to the Cash Management Agent and Exchange Offering Indenture Trustee of such Default Event, after which (a) all amounts required to be paid under the Exchange Offering Indenture Note, including, without limitation, regularly scheduled payments of Interest (as defined in the Exchange Offering Indenture Note), shall, pursuant to the Cash Management Agreement, be directed by NW Capital to be held by the Cash Management Agent in trust for the benefit of NW Capital, and (b) in the event the Exchange Offering Indenture Trustee has received, but has not yet distributed to the Exchange Offering Noteholders, a payment under the Exchange Offering Indenture Note, including, without limitation, regularly scheduled payments of Interest (as defined in the Exchange Offering Indenture Note), and written notice is received from NW Capital prior to 12 noon, New York City time on the date of such payment, then Exchange Offering Indenture Trustee shall immediately transmit such amounts to the Cash Management Agent to be held by the Cash Management Agent in the trust established pursuant to the immediately preceding subclause (a), and, until such transmission, Exchange Offering Indenture Trustee shall hold such amounts in trust for the benefit of NW Capital.

Exhibit T3C-3

(ii)    NW Capital shall, within one hundred eighty (180) days of the Default Event, deliver written notice (which may be via facsimile or email) to the Cash Management Agent and the Exchange Offering Indenture Trustee, setting forth in such written notice NW Capital’s reasonable estimate (the “NW Capital Estimate”) of all losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of the Default Event (the “Potential Default Event Costs”). Upon receipt by the Exchange Offering Indenture Trustee of the NW Capital Estimate, the Exchange Offering Indenture Trustee shall promptly engage, at the cost and expense of the Borrower, a Qualified Appraiser to separately calculate the estimate of the Potential Default Event Costs (the “Qualified Appraiser Estimate”); provided, that, to be eligible, the Qualified Appraiser selected shall agree to the following terms: (x) the determination with respect to the Qualified Appraiser Estimate will be made in a period of no more than thirty (30) days from the date of execution of the engagement letter, (y) the fee for such determination will be no greater than Fifty Thousand and 00/100 Dollars ($50,000), and (z) all of the Qualified Appraiser’s fees shall be paid upon the Qualified Appraiser’s demand by the Borrower. In the event that no Qualified Appraiser is able to meet the foregoing terms, the Exchange Offering Indenture Trustee will promptly request that NW Capital provide a list to the Exchange Offering Indenture Trustee of other third party appraisers acceptable to NW Capital; provided, however, if such appraisers are unable to meet the abovementioned terms by failing to agree to the engagement, then the Exchange Offering Indenture Trustee will have no further obligation to secure an appraiser for the Qualified Appraiser Estimate, in which event the NW Capital Estimate shall be deemed the Applicable Estimate for purposes of calculating the Holdback Amount in Section 4(d)(iv), and the Cash Management Agent shall continue to hold all future payments under the Exchange Offering Indenture Note in trust for the benefit of NW Capital until the Holdback Amount has been deposited into such trust. The Exchange Offering Indenture Trustee shall not be required to respond to inquiries from the Qualified Appraiser with respect to its calculations; provided, however, the Exchange Offering Indenture Trustee shall (x) deliver to the Qualified Appraiser copies of written documents that the Exchange Offering Indenture Trustee has received from the Borrower and/or NW Capital relating to such Default Event, and (y) forward to NW Capital any requests made by the Qualified Appraiser for information regarding such Default Event; provided, further, NW Capital shall be under no obligation to respond to any such information request. The Qualified Appraiser engaged hereunder and the Exchange Offering Indenture Trustee shall not be liable for any claims, liabilities or expenses relating to such Qualified Appraiser’s engagement or report issued in connection with such engagement and the dissemination of any such report is subject to the consent of such Qualified Appraiser. Upon the receipt of the Qualified Appraiser Estimate from the Qualified Appraiser, the Exchange Offering Indenture Trustee shall deliver written notice to NW Capital and the Cash Management Agent of the Qualified Appraiser’s determination.
(iii)    In the event that the Qualified Appraiser Estimate is within twenty percent (20%) of the NW Capital Estimate, then the quotient of (x) the sum of the Qualified Appraiser Estimate plus the NW Capital Estimate, divided by (y) two (2) (such quotient, the “Average Estimate”), shall be deemed the Applicable Estimate for purposes of calculating the Holdback Amount in Section 4(d)(iv), and the Cash Management Agent shall continue to hold all future payments under the Exchange Offering Indenture Note in trust for the benefit of NW Capital until the Holdback Amount has been deposited into such trust. In the event that the Qualified Appraiser Estimate is less than eighty percent (80%) of the NW Capital Estimate, then the Exchange Offering Indenture Trustee shall promptly seek to engage a second Qualified Appraiser (the “Second Qualified Appraiser”) to separately calculate the estimate of the Potential Noteholder Event Costs (the “Second Qualified Appraiser Estimate”); provided, that, to be eligible, the Qualified Appraiser selected shall agree to the following terms: (x) the determination with respect to the Second Qualified Appraiser Estimate will be made in a period of no more than thirty (30) days from the date of execution of the engagement letter, (y) the fee for such determination will be no greater than Fifty Thousand and 00/100 Dollars ($50,000), and (z) all of the Second Qualified Appraiser’s fees shall be paid upon the Second Qualified

Exhibit T3C-3

Appraiser’s demand by the Borrower. In the event that no Qualified Appraiser is able to meet the foregoing terms, the Exchange Offering Indenture Trustee will promptly request that NW Capital provide a list to the Exchange Offering Indenture Trustee of other third party appraisers acceptable to NW Capital; provided, however, if such appraisers are unable to meet the abovementioned terms by failing to agree to the engagement, then the Exchange Offering Indenture Trustee will have no further obligation to secure an appraiser for the Second Qualified Appraiser Estimate, in which event the NW Capital Estimate shall be deemed the Applicable Estimate for purposes of calculating the Holdback Amount in Section 4(d)(iv), and the Cash Management Agent shall continue to hold all future payments under the Exchange Offering Indenture Note in trust for the benefit of NW Capital until the Holdback Amount has been deposited into such trust. The Exchange Offering Indenture Trustee shall not be required to respond to inquiries from the Second Qualified Appraiser with respect to its calculations; provided, however, the Exchange Offering Indenture Trustee shall (x) deliver to the Qualified Appraiser copies of written documents that the Exchange Offering Indenture Trustee has received from the Borrower and/or NW Capital relating to such Default Event, and (y) forward to NW Capital any requests made by the Second Qualified Appraiser for information regarding such Default Event; provided, further, NW Capital shall be under no obligation to respond to any such information request. The Second Qualified Appraiser engaged hereunder and the Exchange Offering Indenture Trustee shall not be liable for any claims, liabilities or expenses relating to such Qualified Appraiser’s engagement or report issued in connection with such engagement and the dissemination of any such report is subject to the consent of such Qualified Appraiser. Upon the receipt of the Second Qualified Appraiser Estimate from the Second Qualified Appraiser, the Exchange Offering Indenture Trustee shall deliver written notice to NW Capital and the Cash Management Agent of the Second Qualified Appraiser’s determination. In the event that the Second Qualified Appraiser Estimate is an amount that is between the Qualified Appraiser Estimate and the NW Capital Estimate, then the Second Qualified Appraiser Estimate shall be deemed the Applicable Estimate for purposes of calculating the Holdback Amount in Section 4(d)(iv), and the Cash Management Agent shall continue to hold all future payments under the Exchange Offering Indenture Note in trust for the benefit of NW Capital until the Holdback Amount has been deposited into such trust. In the event that the Second Qualified Appraiser Estimate is an amount that is less than the Qualified Appraiser Estimate, then the Average Estimate shall be deemed the Applicable Estimate for purposes of calculating the Holdback Amount in Section 4(d)(iv), and the Cash Management Agent shall continue to hold all future payments under the Exchange Offering Indenture Note in trust for the benefit of NW Capital until the Holdback Amount has been deposited into such trust. In the event that the Second Qualified Appraiser Estimate is an amount that is greater than the NW Capital Estimate, then the NW Capital Estimate shall be deemed the Applicable Estimate for purposes of calculating the Holdback Amount in Section 4(d)(iv), and the Cash Management Agent shall continue to hold all future payments under the Exchange Offering Indenture Note in trust for the benefit of NW Capital until the Holdback Amount has been deposited into such trust.
(iv)    Until the determination of the Applicable Estimate, NW Capital shall direct the Cash Management Agent to continue to hold all future payments under the Exchange Offering Indenture Note, including, without limitation, regularly scheduled payments of Interest (as defined in the Exchange Offering Indenture Note), in trust for the benefit of NW Capital. Upon the determination of the Applicable Estimate, then NW Capital shall instruct the Cash Management Agent to hold all future payments under the Exchange Offering Indenture Note, including, without limitation, regularly scheduled payments of Interest (as defined in the Exchange Offering Indenture Note), in trust for the benefit of NW Capital until such time as an amount equal to the product of (a) the Applicable Estimate multiplied by (b) one hundred fifty percent (150%) (such product, the “Holdback Amount”) has been deposited into such trust. At all times after the occurrence of a Default Event and, until such time as all losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party actually sustain (the “Actual Default Event Costs”) have been funded by amounts in the

Exhibit T3C-3

trust established as a result of the Default Event, NW Capital may direct Cash Management Agent to make a distribution of any and all amounts in such trust for the payment of such Actual Default Event Costs.
(v)    Once the Holdback Amount is fully funded into trust for the benefit of NW Capital, and so long as no Blocking Event has occurred and is continuing, then the license revoked pursuant to this Section 4(d) shall be reinstated until the occurrence of a subsequent Blocking Event.
(vi)    In the event of a Deficiency Event, then (a) the license reinstated in this Section 4(d) shall automatically be revoked, (b) NW Capital shall determine the Deficiency Amount, in its reasonable discretion, within one hundred eighty (180) days after the Deficiency Event, (c) NW Capital shall direct the Cash Management Agent to hold all future payments under the Exchange Offering Indenture Note, including, without limitation, regularly scheduled payments of Interest (as defined in the Exchange Offering Indenture Note) in trust for the benefit of NW Capital until such time as an amount equal to the Deficiency Amount is deposited into such trust, (d) in the event the Exchange Offering Indenture Trustee has received, but has not yet distributed to the Exchange Offering Noteholders, a payment under the Exchange Offering Indenture Note, including, without limitation, regularly scheduled payments of Interest (as defined in the Exchange Offering Indenture Note), then Exchange Offering Indenture Trustee shall immediately transmit such amounts to the Cash Management Agent to be held by the Cash Management Agent in the trust established pursuant to the immediately preceding subclause (c), and, until such transmission, Exchange Offering Indenture Trustee shall hold such amounts in trust for the benefit of NW Capital, and (e) until fully funded, if the Deficiency Amount is being funded due to a Deficiency Event arising under subclause (ii) of the definition of such term, then the Deficiency Amount shall (x) accrue interest at a rate equal to the lesser of (1) the maximum interest permitted by applicable law, and (2) seventeen percent (17%) per annum, and (y) be part of the Senior Obligations and the obligations arising hereunder.
(e)    Notwithstanding the Assignment by Exchange Offering Indenture Trustee, on behalf the Exchange Offering Noteholders, of the Subordinate Collateral hereunder, the Exchange Offering Indenture Trustee shall remain obligated to perform all of the obligations undertaken by such party under the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note, subject to the limitations and conditions set forth herein, all in accordance with and pursuant to the terms and provisions thereof, and NW Capital shall have no obligation or liability under the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note by reason of or arising out of this Agreement or any other document related thereto, nor shall NW Capital be required or obligated in any manner to perform, observe, comply with or fulfill any obligations or requirements of Exchange Offering Indenture Trustee and/or the Exchange Offering Noteholders thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or, except as expressly set forth in Section 11, take any action to collect or enforce the payment of any amounts or enforce any obligation of Borrower which may have been assigned to it or to which it may be entitled at any time or times. Without limiting the generality of the foregoing, this Agreement and all of the Subordinate Collateral secure the unconditional payment and performance when due of all Senior Obligations and the obligations arising hereunder.
(f)    If a commencement, whether voluntary or involuntary, of any case, proceeding or other action against Borrower and/or any Borrower Subsidiary under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors shall have occurred without the express prior written consent of NW Capital (as to any Borrower Entity, a "Proceeding") or there shall have occurred and be continuing an Event of Default under the Senior Documents, NW Capital shall be entitled to receive unconditional payment and performance in full of all amounts due or to become due to NW Capital, Rights Offering Indenture Trustee or any Rights Offering Noteholder before any Exchange Offering Noteholder is entitled to receive any payment on account of the Exchange Offering Trust Indenture

Exhibit T3C-3

and the Exchange Offering Indenture Note, including without limitation any Interest otherwise payable in respect of the Exchange Offering Indenture Note. If this Agreement shall have been terminated pursuant to Section 7 of Exhibit E, then, in the event any of NW Capital, the Rights Offering Indenture Trustee or any Rights Offering Noteholder is required under any bankruptcy or other law to return to any Borrower Entity, the estate in bankruptcy thereof, any third party or any trustee, receiver or other similar representative of such Borrower Entity any payment or distribution of assets, whether in cash, property, in kind or securities, including, without limitation, any Property or any proceeds of the Property previously received by NW Capital or any Rights Offering Noteholder on account of the obligations arising under the Senior Documents (a “Reinstatement Distribution”), then to the maximum extent permitted by law, this Agreement and the subordination of the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note shall be deemed to be and have remained in full force and effect and/or reinstated with respect to any such Reinstatement Distribution. None of NW Capital, the Rights Offering Indenture Trustee or any Rights Offering Noteholder shall be required to contest its obligation to return such Reinstatement Distribution.
(g)    All payments or distributions upon or with respect to the Exchange Offering Trust Indenture and the Exchange Offering Indenture Note which are received by Exchange Offering Indenture Trustee and/or any Exchange Offering Noteholder contrary to the provisions of this Agreement, including, without limitation, any amounts which are in excess of the distributable share of the regularly scheduled Interest (as defined in the Exchange Offering Indenture Note) payments to the Exchange Offering Noteholders under the Exchange Offering Indenture Note, shall (i) if received by the Exchange Offering Indenture Trustee, be held in trust for the benefit of, and shall be delivered over or immediately delivered and transferred to, NW Capital or its representative, for application to the unconditional payment of the Senior Obligations and the obligations arising hereunder remaining unpaid, until all of the Senior Obligations and the obligations arising hereunder shall have been unconditionally paid in full, and (ii) if received by any Exchange Offering Noteholder, become Reimbursable Expenditures. Notwithstanding the foregoing, NW Capital shall have the right to utilize such amounts for the unconditional payment or performance of the Loan, the Rights Offering Indenture and the Rights Offering Indenture Note in accordance with the terms of the Senior Documents prior to the application to any future payments due to the applicable Interest Holder hereunder.
(h)    Until such time as the Loan, the Preferred Equity Shares and the Rights Offering Indenture Note shall have been unconditionally paid in full, together with any and all other amounts which shall be due and payable under the terms of the Senior Documents and this Agreement, none of the Exchange Offering Indenture Trustee or any Exchange Offering Noteholder shall take any of the following actions with respect to the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture or any obligations of Borrower arising thereunder without the prior written consent of NW Capital:
(i)    Consent to any amendment or modification of the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture or any obligations of Borrower arising thereunder;
(ii)    Commence or consent to any Proceeding by or against any Borrower Entity; or
(iii)    Assist any Borrower Entity or any Person acting together with, or on behalf of, any of the foregoing, in connection with the Senior Obligations or any Proceeding by or against any Borrower Entity.
(i)    Until the earlier to occur of (x) such time as the Loan, the Preferred Equity Shares and the Rights Offering Indenture Note shall have been unconditionally paid in full, together with any and all other amounts which shall be due and payable under the terms of the Senior Documents and this Agreement,

Exhibit T3C-3

or (y) the date that is 365 days after the date upon which a default has occurred and is then continuing under the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture or any obligations of Borrower arising thereunder, none of the Exchange Offering Indenture Trustee or any Exchange Offering Noteholder shall take any of the following actions with respect to the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture or any obligations of Borrower arising thereunder without the prior written consent of NW Capital:
(i)    Take any enforcement action, including at the direction and indemnification of the Exchange Offering Noteholders pursuant to, and in accordance with, the Exchange Offering Trust Indenture, with respect to a default under the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture or any obligations of Borrower arising thereunder, including, without limitation, accelerating all or any portion of the payment obligations of Borrower arising under the Exchange Offering Indenture Note or the Exchange Offering Trust Indenture or exercise any of its remedies under the Exchange Offering Indenture Note or the Exchange Offering Trust Indenture; or
(ii)    Except as otherwise permitted pursuant to clause (i) above, commence any legal proceedings against any Borrower Entity.
5.    Rights of Subrogation; Bankruptcy.
(a)    No payment or distribution to NW Capital, Rights Offering Indenture Trustee or any Rights Offering Indenture Noteholder pursuant to the provisions of this Agreement shall entitle any of Exchange Offering Indenture Trustee or any Exchange Offering Noteholder to exercise any right of subrogation in respect thereof prior to the unconditional payment and performance in full of all of the obligations of Borrower and/or any Borrower Subsidiary arising under the Senior Documents.
(b)    Exchange Offering Indenture Trustee agrees that, prior to the unconditional payment and performance in full of all of the obligations of Borrower and/or any Borrower Subsidiary arising under the Senior Documents, neither Exchange Offering Indenture Trustee nor any Exchange Offering Noteholder shall acquire, by subrogation or otherwise, any lien, estate, right or other interest in any portion of any property owned by Borrower or any Borrower Subsidiary or any other collateral now securing the Loan or the Rights Offering Indenture Note or the proceeds therefrom.
(c)    Prior to the unconditional payment and performance in full of all of the obligations of Borrower and any each Borrower Subsidiary arising under the Senior Documents, if Exchange Offering Indenture Trustee or any Exchange Offering Noteholder is deemed to be a creditor of any Borrower Entity in any Proceeding, then, other than the filing of proofs of claims in such Proceeding to the extent expressly required under Section 317(a)(2) of the Trust Indenture Act of 1939, (i) Exchange Offering Indenture Trustee hereby agrees that neither it nor any Exchange Offering Noteholder shall make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Proceeding by or against any Borrower Entity without the prior written consent of NW Capital, which may be granted, conditioned or denied in its sole discretion, (ii) Exchange Offering Indenture Trustee shall take such actions as NW Capital may reasonably request, and (iii) neither Exchange Offering Indenture Trustee nor any Exchange Offering Noteholder shall challenge the validity or amount of any claim submitted in such Proceeding by NW Capital in good faith or any valuations of any property owned by any Borrower Entity or other collateral for the Loan and the Rights Offering Indenture Note submitted by NW Capital in good faith, in such Proceeding or take any other action in such Proceeding, which is adverse to NW Capital's enforcement of its claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

Exhibit T3C-3

6.    Actions of NW Capital, Exchange Offering Indenture Trustee and Exchange Offering Noteholders.
(a)    The Exchange Offering Indenture Trustee, hereby waives, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have waived, for itself and its successors, transferees and assigns, any and all claims, causes of action, demands, counterclaims and damages against NW Capital in connection with any action taken or omitted to be taken by NW Capital in respect of the Loan, the Rights Offering Indenture Note, the Borrower, any Borrower Subsidiary and/or any property owned by any Borrower Entity. Except as otherwise expressly permitted by this Agreement, any and all action taken by any Exchange Offering Noteholder and/or the Exchange Offering Indenture Trustee in respect of or relating to the Exchange Offering Indenture Note, the Borrower, any Borrower Subsidiary and/or any property owned by any Borrower Entity shall be treated as invalid unless such action is taken pursuant to, and in accordance with, the express terms of this Agreement. In furtherance of the foregoing Exchange Offering Indenture Trustee agrees, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged and agreed, for itself and its successors, transferees and assigns, that any and all Damages of NW Capital resulting from any Default Event shall become Reimbursable Expenditures. NW Capital shall, with respect to all matters pertaining to this Agreement and its duties hereunder, be entitled to rely upon any document referred to in Section 2(d)(vi) and advice of counsel selected by it (and NW Capital shall be entitled to reimbursement for the fees of any such counsel); provided that the foregoing shall not create or imply any right of consent or approval or right to notice on the part of Exchange Offering Indenture Trustee. NW Capital may execute, delegate or contract any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects, unless NW Capital has been grossly negligent or engaged in willful misconduct in connection with selecting such third party. Notwithstanding any term to the contrary contained herein, the respective rights and remedies of the parties to this Agreement shall, in all events, be governed by the terms of this Agreement. In the event of any inconsistency between the terms of this Agreement and any other agreement to which the parties hereto are a party, the terms of this Agreement shall control.
(b)    Notices of Default. Exchange Offering Indenture Trustee shall, upon either (x) Exchange Offering Indenture Trustee’s actual receipt of written notice of a default by Borrower under the Exchange Offering Indenture Note, or (y) the occurrence of a monetary payment default under the Exchange Offering Indenture Note, promptly give NW Capital a copy of any default notice received in connection with the Exchange Offering Indenture; provided, however, the Exchange Offering Indenture Trustee shall not (i) take any actions set forth in Section 4(h) until such time as the Senior Obligations shall have been unconditionally paid in full, together with any and all other amounts which shall be due and payable under the terms of the Senior Documents and this Agreement, and (ii) take any actions set forth in Sections 4(i)(i) or (ii) of this Agreement until the earlier to occur of (x) such time as the Senior Obligations shall have been unconditionally paid in full, together with any and all other amounts which shall be due and payable under the terms of the Senior Documents and this Agreement, and (y) the date that is 365 days after the date upon which a default has occurred and is then continuing under the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture or any obligations of Borrower arising thereunder.
7.    Limitation on Liability; Injunction.
(a)    None of any Interest Holder, NW Capital or Exchange Offering Indenture Trustee shall have any liability to any other Interest Holder with respect to this Agreement except, (i) in the case of the liability of an Interest Holder other than the Exchange Offering Indenture Trustee, with respect to acts or omissions caused by or resulting from the gross negligence, willful misconduct or breach of this Agreement

Exhibit T3C-3

on the part of any such Interest Holder; and/or (ii) in the case of the Exchange Offering Indenture Trustee’s liability, with respect to acts or omissions resulting from the negligence, willful misconduct or bad faith of the Exchange Offering Indenture Trustee.
(b)    NW Capital and Exchange Offering Indenture Trustee, each acknowledge, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged, for itself and its successors, transferees and assigns, (and the Exchange Offering Noteholders shall be deemed to have waived any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by Exchange Offering Indenture Trustee and/or any Exchange Offering Noteholder hereunder and that a breach by Exchange Offering Indenture Trustee and/or any Exchange Offering Noteholder hereunder would cause irreparable harm to NW Capital. Accordingly, NW Capital and Exchange Offering Indenture Trustee agree that upon a breach of this Agreement by Exchange Offering Indenture Trustee and/or any Exchange Offering Noteholder, all remedies available at law and equity, including, without limitation, injunction, declaratory judgment and specific performance, shall be available to NW Capital.
8.    No Creation of Partnership. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute among any Interest Holder, Exchange Offering Indenture Trustee and NW Capital, a partnership, association, joint venture or other entity, nor shall it create a relationship of principal and agent among any of the foregoing.
9.    Transfers of Interests.
(a)    Subject to the terms of this Agreement, the Exchange Offering Indenture Note and the Exchange Offering Trust Indenture, each Exchange Offering Noteholder may Transfer all or any portion of its respective Interest Holder Interest to another Class Member (as defined in Exchange Offering Trust Indenture).
(b)    In the event of a Transfer permitted hereunder by an Exchange Offering Noteholder, the transferor shall assign, and the transferee shall assume, all or a ratable portion, as the case may be, of all of the obligations of such Interest Holder hereunder and the Exchange Offering Trust Indenture with respect to its Interest Holder Interest.
(c)    Each of NW Capital and the Rights Offering Indenture Trustee, on behalf of the Rights Offering Noteholders, shall have the right at any time, and in its sole and absolute discretion, to Transfer all or any portion of the Loan, the Rights Offering Indenture Note and/or the Underlying Assets (or, after the occurrence of a Collateral Realization Event, any collateral for the Loan and the Rights Offering Indenture Note owned by any such party), directly or indirectly, to any Person, directly or indirectly, without the consent of any Interest Holder and free and clear of any claims of any Interest Holder, and any transferee shall succeed to all of the rights and obligations of NW Capital, on its own behalf and on behalf of the Rights Offering Indenture Trustee and Rights Offering Noteholders, under this Agreement.
10.    Sharing of Losses; Shared Litigation.
(a)    The Exchange Offering Noteholders (collectively, the “Indemnifying Parties”), jointly and severally, shall save, defend, indemnify and hold harmless NW Capital, its affiliates, members, officers, directors, employees, agents and representatives of the foregoing, and their respective successors and assigns (collectively, the “Indemnified Parties”), for such Interest Holder’s Share of any Reimbursable Expenditures (other than Reimbursable Expenditures arising from a Protective Advance that is not caused

Exhibit T3C-3

by or in any way related to a Trigger Event or a Default Event) asserted against, incurred, sustained or suffered by the Indemnified Parties, but only to the extent of their respective interests in payments not yet made to the Exchange Offering Noteholder to which they would otherwise be entitled pursuant to the Exchange Offering Trust Indenture.
(b)    The Indemnifying Parties shall, but only to the extent of their respective interests in payments not yet made to the Exchange Offering Noteholder to which they would otherwise be entitled pursuant to the Exchange Offering Trust Indenture, save, defend, indemnify and hold harmless the Indemnified Parties from any against any and all claims, losses, costs, penalties, fines, forfeitures, legal fees (including, without limitation, in connection with the enforcement of this Agreement) and related costs, judgments, and any other costs, liabilities, fees and expenses that any Indemnified Party may sustain (i) from the gross negligence or willful misconduct of any of the Indemnifying Parties, (ii) as a result of any breach by any of the Indemnifying Parties of their obligations and duties under this Agreement, or (iii) from any action taken by NW Capital on behalf of any of the Indemnifying Parties in accordance with the terms of this Agreement, in each case, as determined by a court of competent jurisdiction.
(c)    If an Indemnified Party seeks indemnification under Sections 10(a) or (b) for any claim by any other Person (an “Indemnified Claim”), the Indemnified Party shall seek to provide timely notice thereof to the Exchange Offering Indenture Trustee after receipt by such Indemnified Party of written notice of the Indemnified Claim and shall provide the Indemnifying Parties with such information with respect thereto as any of the Indemnifying Parties may request. The failure to provide such notice, however, shall not release any of the Indemnifying Parties from any of its obligations under this Section 10 except to the extent that such Indemnifying Party is materially prejudiced by such failure.
(d)    In the event of litigation relating to an Indemnified Claim (any such litigation, “Indemnified Claim Litigation”), none of Exchange Offering Indenture Trustee or any Exchange Offering Noteholder shall have any right to control the Indemnified Claim Litigation. NW Capital shall have the exclusive right to control such Indemnified Claim Litigation, in each case through counsel selected by NW Capital.
(e)    Each of the parties hereto shall seek to timely provide to each of the other parties copies of any notices received by it of any matter which could reasonably be expected to form the basis for Indemnified Claim Litigation. The failure to provide such notice, however, shall not release any of the Indemnifying Parties from any of its obligations under this Section 10 except to the extent that such failure is made by an Indemnified Party and the Indemnifying Party is materially prejudiced by such failure.
(f)    Notwithstanding any term to the contrary contained in this Section 10, the amounts representing the indemnification obligations of the Indemnifying Parties under this Section 10 shall be solely considered Reimbursable Expenditures. The Exchange Offering Indenture Trustee shall have no responsibility whatsoever for any amounts owed pursuant to an Indemnified Claim or for any Reimbursable Expenditures.
(g)    For the avoidance of any doubt, by acquiring the Exchange Offering Notes, each Exchange Offering Noteholder shall be deemed to have authorized and directed, for itself and its successors, transferees and assigns, the entry by the Exchange Offering Indenture Trustee into this Agreement, as more fully set out in the Exchange Offering Indenture Note. The Exchange Offering Indenture Trustee may rely upon and enforce protections given to the Exchange Offering Indenture Trustee under the Exchange Offering Trust Indenture.

Exhibit T3C-3

11.    Recovery Under Exchange Offering Indenture Note Upon Trigger Event.
(a)    Upon the occurrence of a Trigger Event resulting from a Proceeding of any Borrower Entity, and, thereafter, the indefeasible and final foreclosure of the Subordinate Collateral, NW Capital agrees that it shall undertake commercially reasonable efforts to seek to engage an institutional trustee (a “Delegate”) to pursue a claim against Borrower for a recovery under the Exchange Offering Indenture Notes on the same terms as, or as similar as is reasonably practical to the term, Acceptable Recovery Efforts. The Delegate shall have full power and authority to do or cause to be done any and all things in connection with such recovery efforts that it may deem consistent with Acceptable Recovery Efforts. If required by the Trust Indenture Act of 1939, the Delegate shall be required to be qualified under and be subject to the Trust Indenture Act of 1939. The Exchange Offering Trustee acknowledges and agrees, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged and agreed, for itself and its successors, transferees and assigns, that, upon the occurrence of a Trigger Event resulting from an event described in subclause (ii) of the definition of “Trigger Event”, the Exchange Offering Noteholders’ interest in any portion of the Exchange Offering Indenture Notes shall be, at all times, completely contingent upon (x) the payment in full of the Senior Obligations and (y) the existence of any excess proceeds recovered under a claim by the Delegate against the Borrower for the Exchange Offering Indenture Notes after the indefeasible payment in full of the Senior Obligations.
(b)    Upon the occurrence of a Trigger Event resulting from an event described in either subclause (i) or (iii) of the definition of “Trigger Event”, and, thereafter, the indefeasible and final foreclosure of the Subordinate Collateral, NW Capital agrees that it shall undertake commercially reasonable efforts to seek to engage a Delegate to perform the obligations of the Exchange Offering Indenture Trustee pursuant to and in accordance with the Exchange Offering Trust Indenture. If required by the Trust Indenture Act of 1939, the Delegate shall be required to be qualified under and be subject to the Trust Indenture Act of 1939. Upon the occurrence of such a Trigger Event as set forth in the immediately preceding sentence, and, thereafter, the indefeasible and final foreclosure of the Subordinate Collateral, and the appointment of a Delegate as aforesaid, (x) prior to the occurrence of any default of any Borrower Entity under the Senior Loan Documents or the Senior Obligations and the acceleration by NW Capital of the Senior Obligations, such Delegate shall remit all amounts due and payable pursuant to the terms of the Exchange Offering Trust Indenture in the following order: (1) first, to NW Capital, in an amount equal to all losses, costs, penalties, fines, forfeitures, legal fees, and related costs, judgments, and any other costs, liabilities, fees and expenses that NW Capital and/or any Indemnified Party may sustain as a result of such Trigger Event, and (2) second, any remaining amounts to the Exchange Offering Noteholders existing prior to the foreclosure; and (y) upon the occurrence of any default of any Borrower Entity under the Senior Loan Documents or the Senior Obligations and the acceleration by NW Capital of the Senior Obligations, such Delegate shall remit all amounts due and payable pursuant to the terms of the Exchange Offering Trust Indenture in the following order: (1) first, to NW Capital, in an amount sufficient to indefeasibly satisfy in full the Senior Obligations, and (2) second, any remaining amounts to the former Exchange Offering Noteholders. The Exchange Offering Trustee, on behalf of itself and the Exchange Offering Noteholders, acknowledges and agrees that, upon the occurrence of an event described in (y) of the immediately preceding sentence, the Exchange Offering Noteholders’ interest in any portion of the Exchange Offering Indenture Notes shall be, at all times, completely contingent upon (x) the payment in full of the Senior Obligations and (y) the existence of any excess proceeds recovered under a claim by the Delegate against the Borrower for the Exchange Offering Indenture Notes after the indefeasible payment in full of the Senior Obligations.
(c)    All reasonable costs of providing insurance in favor of NW Capital and the Delegate for NW Capital’s engagement of the Delegate, and the Delegate’s performance of its obligations pursuant to and in accordance with the Engagement Agreement (as hereinafter defined), shall be provided for by the

Exhibit T3C-3

Exchange Offering Noteholders for the entire term of the Engagement Agreement; provided, that, such amounts to be funded by the Exchange Offering Noteholders for such insurance coverage shall only be funded as a reimbursement to the party purchasing such insurance and such reimbursement obligations shall only be funded from any recovery and be limited to an amount that is equal to the product of (i) the percentage of the recovery allocable to the Exchange Offering Noteholders, multiplied by (ii) the reasonable cost of such insurance.
(d)    The Exchange Offering Noteholders shall indemnify the Delegate (or any officer, director or employee of the Delegate) and hold each of them harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on the part of the Delegate or such officers, directors and employees, as the case may be, and arising out of, or in connection with, the acceptance or administration of the obligations of the Delegate under the Engagement Agreement, including the costs and expenses of defending themselves against any claim (whether asserted by any Exchange Offering Noteholder or any other Person) of liability, but only to the extent of any funds recovered by the Delegate that are allocable to the Exchange Offering Noteholders.
(e)    For the avoidance of doubt, the indemnification obligations of the Indemnifying Parties in favor of the Indemnified Parties as set forth in Section 10 shall be applicable to this Section 11.
(f)    The rights, privileges, protections, immunities and benefits given to NW Capital, including, without limitation, its right to be insured for all costs incurred in connection with engaging the Delegate as contemplated by this Section 11, are extended to, and shall be enforceable by, the Delegate.
(g)    Any discretionary right or authority of NW Capital or the Delegate under this Section 11 or the Engagement Agreement shall not be construed as an obligation of such party to so exercise such right or authority.
(h)    The Delegate may conclusively rely and shall be protected in acting upon any appraisal, statement, instrument, opinion, report, order, or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, including, without limitation, an appraisal obtained by the Delegate of the value of the claim against Borrower for recovery under the Exchange Offering Indenture Notes.
(i)    In seeking, selecting and negotiating with a prospective delegate, NW Capital may conclusively rely and shall be protected in acting upon advice of counsel and any third party reports regarding such prospective delegate.
(j)    In no event shall NW Capital or the Delegate be liable for any failure or delay in the performance of any such party’s actions under this Section 11 (or in any agreement memorializing the engagement of the Delegate (the “Engagement Agreement”)) because of circumstances beyond such party’s control, including, without limitation, interruptions, loss or malfunctions of utilities, communications or computer (software and/or hardware) services, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the recovery efforts of the Delegate contemplated by this Section 11 or the Engagement Agreement.
(k)    In connection with the Delegate’s efforts in pursuing a claim against Borrower for recovery under the Exchange Offering Indenture Notes in accordance with Section 11(a), in no event shall (i) NW Capital be responsible or liable for any loss or damage of any kind whatsoever resulting from any

Exhibit T3C-3

actions taken or omitted to be taken by the Delegate, and (ii) the Delegate be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the terms of such Engagement Agreement.
(l)    The Exchange Offering Indenture Trustee, waives, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have waived, for itself and its successors, transferees and assigns any and all claims it may have to challenge the priority of the Senior Obligations and the subordinate nature of the Subordinate Collateral, including, without limitation, any claims of equitable subordination. In connection with such waiver, the Exchange Offering Indenture Trustee, covenants and agrees, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have covenanted and agreed, for itself and its successors, transferees and assigns, that no such party shall commence any action, cause of action, suit, claim, or demand whatsoever, in law, admiralty or equity, whether direct or indirect, against NW Capital challenging the priority of the Senior Obligations.
(m)    The Engagement Agreement shall provide for the express waiver by the Delegate of any and all claims it may have to challenge the priority of the Senior Obligations and the subordinate nature of the Subordinate Collateral, including, without limitation, any claims of equitable subordination. In connection with such waiver, the Delegate shall covenant and agree that the Delegate shall not commence any action, cause of action, suit, claim, or demand whatsoever, in law, admiralty or equity, whether direct or indirect, against NW Capital challenging the priority of the Senior Obligations.
(n)    The provisions of this Section 11 are intended to be for the benefit of any Delegate as a third party beneficiary, and are intended to be enforceable by any such Delegate in its capacity as a third party beneficiary. Notwithstanding anything to the contrary in this Section 11, the rights and obligations of the Delegate are subject to any applicable provisions of the Trust Indenture Act.
12.    Other Business Activities of NW Capital and Interest Holders: Exercise of Remedies. By acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder, agrees that none of the Exchange Offering Noteholders shall have any right, acting individually outside of the scope of this Agreement, to take any action with respect to the Exchange Offering Indenture Note against any combination of NW Capital, the Borrower, any Borrower Subsidiary or any property owned by any Borrower Entity. By acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged and agreed, for itself and its successors, transferees and assigns, that Exchange Offering Indenture Trustee shall execute such documents as NW Capital may reasonably require to evidence such constraint with respect to the rights described in the preceding sentence. Exchange Offering Indenture Trustee further acknowledges that any claim any Exchange Offering Noteholder may have under the Exchange Offering Indenture Note or against the Borrower, any Borrower Subsidiary or any property owned by any Borrower Entity in any bankruptcy action with respect to such Exchange Offering Noteholder’s Interest Holder Interest constitutes a single claim which is not separate and apart from any claim held by others with respect to the other Interest Holder Interests and in no event shall any Exchange Offering Noteholder seek to file a separate claim in any bankruptcy case involving the Borrower, any Borrower Subsidiary or any property owned by any Borrower Entity. None of the Exchange Offering Indenture Trustee or any Exchange Offering Noteholders shall have a right to declare a default under the Exchange Offering Trust Indenture or the Exchange Offering Indenture Note, except as expressly permitted by Section 4(i)(i).
13.    No Pledge by NW Capital. This Agreement shall not be deemed to represent a pledge of any interest in the Loan or any Underlying Asset by NW Capital to Exchange Offering Indenture Trustee or any Exchange Offering Noteholder. It is the intent of the parties hereto that each Interest Holder be deemed

Exhibit T3C-3

the equitable owner of the Interest Holder Interest to the extent of such Interest Holder’s Interest Holder Interest, and that each Interest Holder (in its capacity as such) retain only legal title to such Interest Holder Interest.
14.    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE PARTIES IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. IN THE EVENT ANY PARTY CEASES TO MAINTAIN AN OFFICE IN THE STATE OF NEW YORK, SUCH PARTY SHALL PROMPTLY APPOINT AN AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. EACH PARTY FURTHER AGREES THAT SERVICE OF PROCESS UPON ITSELF OR SAID AGENT, AS APPLICABLE, AT ITS OR ITS AGENT’S ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH PARTY (I) SHALL GIVE PROMPT NOTICE TO THE OTHERS OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, IF ANY, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
15.    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER

Exhibit T3C-3

EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
16.    Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any party, shall entitle such party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of any party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. Each party shall have the right to waive or reduce any time periods that such party is entitled to hereunder in its sole and absolute discretion.
17.    Waiver of Claims. NW Capital hereby advises Exchange Offering Indenture Trustee that an affiliate of NW Capital, (i) New World Realty Advisors, LLC (“Consultant”), is a consultant to the Borrower pursuant to that certain Letter Agreement, dated as of February 28, 2011, by and between Consultant and Borrower (the "Consultant Letter Agreement"), and (ii) Juniper Capital Partners, LLC (“Juniper”), is a consultant to Infinet Securities, LLC (“Infinet”), a wholly owned Borrower Subsidiary, and Borrower pursuant to that certain Consulting Services Agreement, dated as of June 7, 2011, by and among Juniper, Borrower and Infinet (the “Juniper Letter Agreement” and, together with the Consultant Letter Agreement, each, a “Letter Agreement”). NW Capital hereby advises Exchange Offering Indenture Trustee and Exchange Offering Indenture Trustee acknowledges, that NW Capital has advised, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged, for itself and its successors, transferees and assigns, that Consultant and all affiliates thereof, on the one hand, and NW Capital and all affiliates thereof, including, without limitation, Juniper (the foregoing, each an “NW Capital Party” and, collectively, the “NW Capital Parties”), on the other hand, shall, and shall be permitted to, share information with any such NW Capital Party or Consultant (whether through written, oral or other communication), which any Consultant or NW Capital Party has obtained regarding any Borrower Entity or any business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of any Borrower Entity (all such information obtained by any of the Consultant or any NW Capital Party, collectively, the “Borrower Information”), whether pursuant to the Letter Agreement or any other future agreement or arrangement by and among any or all of the Consultant and/or any NW Capital Party. Exchange Offering Indenture Trustee, acknowledges and agrees, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have acknowledged and agreed, for itself and its successors, transferees and assigns, that (i) none of any NW Capital Party, Consultant or Juniper shall have any obligation to disclose any Borrower Information to Exchange Offering Indenture Trustee or Exchange Offering Noteholders, and (ii) NW Capital, Consultant and/or any other affiliate thereof, including, without limitation, Juniper, may act upon any Borrower Information in any manner it determines, in its sole and absolute discretion. Exchange Offering Indenture Trustee, hereby waives, and by acquiring the Exchange Offering Indenture Notes, each Exchange Offering Noteholder shall be deemed to have waived, for itself and its successors, transferees and assigns, any and all claims, causes of action, demands, counterclaims and damages against NW Capital and all affiliates of

Exhibit T3C-3

NW Capital, including, without limitation, Consultant and Juniper, arising from, or in connection with, any action taken, or omitted to be taken, by NW Capital in its capacity arising from any communications between or among NW Capital, Consultant and/or any other affiliate thereof, including, without limitation, Juniper. In the event that NW Capital, in its sole and absolute discretion, undertakes at any time or from time to time to provide any Borrower Information to the Exchange Offering Indenture Trustee or the Exchange Offering Noteholders, NW Capital shall be under no obligation (i) to make, and NW Capital may not make, any express or implied representation or warranty, including, without limitation, with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation or (iv) to disclose any information which, pursuant to agreement, commercial practice or otherwise, such party wishes to maintain confidential or is otherwise required to maintain confidential.
18.    Successors and Assigns; Third Party Beneficiaries. This Agreement shall create a continuing pledge and assignment of and security interest in the Subordinate Collateral and shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns; provided, however, Exchange Offering Indenture Trustee may not assign its rights or delegate its obligations hereunder to the proposed transferee without the prior written consent of NW Capital, in its sole and reasonable discretion; provided, further, however, that the Exchange Offering Indenture Trustee may assign its rights and obligations under this Agreement to a successor trustee duly appointed in accordance with the terms of Section 8.13 of the Exchange Offering Indenture. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person other than the parties hereto and their respective permitted successors and assigns.
19.    Counterparts. This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement, any amendments hereto, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of same as to the parties thereto and may be used in lieu of the original documents for all purposes. Signatures transmitted by facsimile or PDF shall be deemed to be original signatures for all purposes.
20.    Headings. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
21.    Notices. All notices required hereunder shall be given in writing and (i) personally delivered or sent, (ii) reputable overnight delivery service (charges prepaid), or (iii) certified United States mail, postage prepaid return receipt requested, in each case, addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt, first business day after sending if sent overnight or, if mailed, upon the earlier to occur of receipt, refusal by addressee or the expiration of the fourth day following the date of mailing.
22.    Exchange Offering Noteholder Register. The ownership interest in the Exchange Offering Indenture Note shall be registered in accordance with and subject to the Exchange Offering Trust Indenture.

Exhibit T3C-3

23.    Further Assurances. Each of Exchange Offering Indenture Trustee and NW Capital shall take any and all actions and execute any and all documents necessary or appropriate for the purposes contemplated by this Agreement and to further assure to the other parties hereto the interests of each hereunder.
24.    Damages. No party hereto shall have any liability to any other party hereto under any provision of this Agreement for any punitive, incidental, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business opportunity relating to the breach or alleged breach of this Agreement, even if such party shall have been advised of the likelihood of such damages.
25.    Waiver of Duties. Each party hereto acknowledges and agrees that no party hereto (or any Affiliate of any party hereto) shall owe any fiduciary or other duties to any other party hereto (or any of its Affiliates) and hereby, on behalf of itself and its Affiliates, successors and assigns, waives any such fiduciary or other duty, and agrees that it is entitled in connection with the transactions contemplated hereby only to the rights expressly provided by the terms of this Agreement and the other agreements, if any, entered into in connection therewith.
26.    Survival; Severability.
(a)    The terms of this Agreement shall survive the Conversion of the Note and the Rights Offering Indenture Note. This Agreement may only be terminated in accordance with the terms set forth in Section 7 of Exhibit E.
(b)    Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Notwithstanding the foregoing, each of NW Capital and Exchange Offering Indenture Trustee shall promptly and diligently endeavor in good faith to replace such ineffective and invalid provision with one that is effective and valid and expresses the mutual understanding of the parties.
27.    Reinstatement. If this Agreement shall have been terminated pursuant to Section 7 of Exhibit E, this Agreement and the obligations of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders hereunder shall be deemed to be and have remained in full force and effect and/or automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to any of Exchange Offering Indenture Trustee, any of the Exchange Offering Noteholders or any other Person or as a result of any settlement or compromise with any Person (including, without limitation, Exchange Offering Indenture Trustee and the Exchange Offering Noteholders) in respect of such payment, and the Exchange Offering Noteholders shall pay NW Capital on demand all of its costs and expenses (including, without limitation, fees of counsel) incurred by NW Capital in connection with such rescission or restoration.
28.    Waivers Except where such matters are expressly stated to relate only to the Exchange Offering Indenture Trustee, all waivers, agreements, acknowledgements, representations, warranties and covenants made by Exchange Offering Indenture Trustee hereunder shall be construed as having been made by and be binding upon the Exchange Offering Indenture Trustee and the Exchange Offering Noteholders.

Exhibit T3C-3

29.    Limitation on Liability of Exchange Offering Indenture Trustee.
(a)    The recitals contained in the Exchange Offering Trust Indenture and in the Exchange Offering Indenture Note (except in the Exchange Offering Indenture Trustee’s certificate of authentication) shall be taken as the statements of the Borrower, and the Exchange Offering Indenture Trustee assumes no responsibility for the correctness of the same. The Exchange Offering Indenture Trustee makes no representations as to the validity or sufficiency of the Exchange Offering Trust Indenture or the Exchange Offering Indenture Note.
(b)     The Exchange Offering Indenture Trustee shall incur no liability for receiving and applying regularly scheduled payments in accordance with the terms of the Exchange Offering Indenture note notwithstanding the existence of a Blocking Event in violation of the provisions of this Agreement unless it shall have Actual Knowledge of such Blocking Event by 12:00 noon, New York city time, on the date of such receipt or payment.
(c)    The Exchange Offering Indenture Trustee shall no incur any liability under or in respect of this Agreement or any other document, instrument, agreement, certificate or statement delivered in connection therewith by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper Persons.
(d)    The Exchange Offering Indenture Trustee shall have no liability whatsoever for any acts or omissions of NW Capital, including with respect to the enforcement of rights of the Exchange Offering Indenture Trustee under the Exchange Offering Trust Indenture and Exchange Offering Indenture Note pursuant to the Assignment of the Subordinate Collateral.
(e)    The Exchange Offering Indenture Trustee assumes no responsibility for the representations, warranties and covenants deemed to have been made by the Exchange Offering Noteholders herein, and shall not be liable for any acts or omissions by any Exchange Offering Noteholders in breach of any of the covenants or duties of the Exchange Offering Noteholders herein.
(f)    The Exchange Offering Indenture Trustee, to the extent it reasonably determines that it is uncertain in the performance of its duties hereunder due to what the Exchange Offering Indenture Trustee reasonably believes is an ambiguity or conflict between provisions or contravention of applicable law (other than, in each case, with respect to any provisions hereunder regarding the subordination of the Subordinate Collateral to the Senior Obligations), shall be entitled to reasonably rely upon advice of counsel selected by it, which counsel shall be appointed with due care, with expertise in the subject matter for which advice is sought, and such counsel shall be associated with a firm of reasonable depth and size. The law firm of Shipman and Goodwin LLP is recognized by NW Capital as satisfying these requirements.
(g)    None of the provisions contained in this Agreement shall require the Exchange Offering Indenture Trustee to expend or risk its own funds or otherwise incur personal liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit T3C-3

IN WITNESS WHEREOF, NW Capital and Exchange Offering Indenture Trustee have caused this Agreement to be duly executed as of the day and year first above written.

NW CAPITAL:

NWRA VENTURES I, LLC, a Delaware limited liability company

By: NWRA Ventures Management I, LLC, its managing member

By:
Name:
Title:

EXCHANGE OFFERING INDENTURE TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, SOLELY IN ITS CAPACITY AS EXCHANGE OFFERING INDENTURE TRUSTEE

By:
Name:
Title:

[SIGNATURE PAGE CONTINUES]

Exhibit T3C-3

The Borrower, on behalf of itself and each Borrower Subsidiary, and the Rights Offering Indenture Trustee, on behalf of itself and the Rights Offering Noteholders, hereby acknowledge receipt of this Agreement:

BORROWER:

IMH FINANCIAL CORPORATION, a Delaware corporation

By:
	Name:	Steven Darak
	Title:	Chief Financial Officer

RIGHTS OFFERING INDENTURE TRUSTEE:

THE BANK OF NEW YORK MELLON,
solely in its capacity as Rights Offering Indenture Trustee

By:
Name:
Title:

Exhibit T3C-3

EXHIBIT A
CASH MANAGEMENT AGREEMENT
(see attached)

Exhibit T3C-3

Execution Version
CASH MANAGEMENT AGREEMENT
Dated: as of June 7, 2011
among
IMH FINANCIAL CORPORATION,
as Borrower
and
NWRA VENTURES I, LLC,
as Agent
and
U.S. BANK NATIONAL ASSOCIATION,
as Cash Management Agent

LEGAL_US_E # 92369237.14

Exhibit T3C-3

CASH MANAGEMENT AGREEMENT
CASH MANAGEMENT AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is made as of June 7, 2011, among IMH Financial Corporation, a Delaware corporation (together with its permitted successors and assigns, “Borrower”), having its principal place of business at 4900 North Scottsdale Road

Suite 5000 Scottsdale, AZ 85251, U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its permitted successors and assigns, “Cash Management Agent”), as cash management agent for Agent (as hereinafter defined), having an office at 101 N. 1st Ave., Suite 1600, Phoenix, AZ 85003; and NWRA Ventures I, LLC, a Delaware limited liability company, having an address c/o NWRA Capital Partners, LLC, 10 Cutter Mill Road, Suite 402, Great Neck, NY 11021, acting in its capacity as agent (NWRA Ventures I, LLC, acting in it capacity as agent, together with its successors and assigns acting in such capacity, “Agent”) for the equal and ratable benefit of Lender (as hereinafter defined) and the Indenture Trustee (as hereinafter defined), as trustee under the Trust Indenture (as hereinafter defined) for the equal and ratable benefit of the Noteholders (as hereinafter defined).
PRELIMINARY STATEMENT
A.    On the date hereof, NWRA Ventures I, LLC, a Delaware limited liability company, acting in its capacity as lender (together with its successors and assigns acting in such capacity, “Lender”) is making a loan to Borrower (the “Loan”) in the principal sum of Fifty Million and 00/100 Dollars ($50,000,000), pursuant to a certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto, being hereinafter referred to as the “Loan Agreement”), and evidenced by a certain Promissory Note dated as of the date hereof in the principal sum of Fifty Million and 00/100 Dollars ($50,000,000) given by Borrower to Lender (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof in a writing executed by the parties thereto, being hereinafter referred to as the “Note”).
B.    Pursuant to the terms of the Loan Agreement, Borrower will offer for sale to Borrower’s current shareholders up to $10,000,000 of notes (such notes, together with all extensions, renewals, replacements, restatements or modifications thereof in a writing executed by the Borrower and the Indenture Trustee pursuant to the Trust Indenture, being hereinafter referred to as the “Indenture Notes”) pursuant to the provisions of the Rights Offering and the provisions of a certain Trust Indenture (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto, the “Trust Indenture”) to be entered into by and between Borrower and the third party thereto acting as trustee (the “Indenture Trustee”), for the equal and ratable benefit of Borrower’s current shareholders who elect to purchase some or all of the Trust Indenture Notes, and Lender, if Lender so elects, pursuant to the terms of the Loan Agreement, to purchase some or all of the Trust Indenture Notes pursuant to the Rights

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Exhibit T3C-3

Offering not purchased by the Borrower's current shareholders, (the “Noteholders”).
C.    Pursuant to, and subject to, the provisions of the Loan Agreement and the Pledges, Borrower and the Borrower Subsidiaries have granted to Lender security interests in all of the Borrower Entities respective rights, titles and interest in and to all, and any portion of, Gross Revenues which may or shall become due and payable to the Borrower Entities or to which the Borrower Entities may now or hereafter become entitled to receive.
D.    In consideration of the making of the Loan by Lender to Borrower and in consideration of Lender’s agreement to permit Borrower to issue the Indenture Notes, Borrower and all of the Borrower Subsidiaries have agreed to cause all Gross Revenue to be deposited directly into a central account established by Borrower pursuant to this Agreement, which Gross Revenues shall, until expended in accordance with the provisions of the Loan Agreement and the other Loan Documents, constitute security for the payment of the $60,000,000 aggregate principal amount of the Note and the Indenture Notes, or so much thereof as may be advanced pursuant to the Rights Offering and be outstanding from time to time pursuant to the Rights Offering, together with all interest and other sums of any nature whatsoever which may or shall become due and payable thereon in accordance with the provisions of the Loan Documents (such principal amount of $60,000,000, or so much thereof as may be advanced and be outstanding from time to time, together with such interest and other sums, being hereinafter collectively referred to as the “Debt”) and for the observance and performance by Borrower and each of the Borrower Subsidiaries of all of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents on their respective parts to be observed and performed.
E.    Pursuant to the provisions of this Agreement, the Cash Management Agent shall receive and process all Gross Revenue and shall remit by wire transfer or via the ACH System all amounts constituting available funds on deposit in the IMH Collection Account (hereinafter defined) in accordance with the provisions of this Agreement hereinafter set forth.
NOW THEREFORE, in consideration of the making of the Loan by Lender to Borrower and Lender’s agreement to permit Borrower to issue the Indenture Notes, Borrower hereby represents and warrants to, and covenants and agrees with Cash Management Agent and Agent as follows:
ARTICLE 1
DEFINITIONS
Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the respective meanings ascribed to such terms in the Loan Agreement, which Loan Agreement is hereby incorporated herein by reference with the same force and effect as if fully set forth herein. As used herein, the following terms shall have the following definitions:
“Approved Disbursement Notice” shall have the meaning set forth in Section 3.2(c) of this Agreement.

LEGAL_US_E # 92369237.14

Exhibit T3C-3

"Arizona Litigation" means the action filed on December 29, 2010 in the Superior Court of Arizona, Maricopa County and assigned case number CV2010-055142.
“Collateral” as defined in Section 5.1.
“Defense Costs” shall mean all costs, attorneys' fees, and expenses incurred in defense of any matter insured against by the title insurance policies.
"Delaware Litigation" shall mean the three proposed class action lawsuits filed in the Delaware Court of Chancery on May 26, 2010, June 15, 2010 and June 17, 2010, respectively, and a fourth action that was filed in the Delaware Court of Chancery on June 14, 2010, all four of which were consolidated on October 25, 2010, with a consolidated complaint filed on December 17, 2010, and assigned case number 5516-VCS.
“Document Undertaking Agreement” shall mean that certain Document Undertaking, dated as of the date hereof, by and between Agent and Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto.
“Eligible Account” shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with the corporate trust department of a federal or state‑chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $1,000,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A‑1 by S&P, P‑1 by Moody’s, and F‑1 by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” by Fitch and S&P and “A2” by Moody’s.
“IMH Collection Account” as defined in Section 2.1(a).
“Insurance Restricted Cash” shall mean, upon Cash Management Bank’s receipt of an Insurance Trigger Notice, subject to Sections 3.2(d) and 3.3(d) hereof, aggregate available funds on deposit in the IMH Collection Account in an amount equal to the Insurance Restricted Cash Amount (excluding, and without duplication of, any Title Policy Restricted Cash), which will be comprised of (a) all available funds on deposit in the IMH Collection Account on the Insurance Trigger Date up to the Insurance Restricted Cash Amount, and (b) to the extent available funds in

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Exhibit T3C-3

the IMH Collection Account as of the Insurance Trigger Date are less than the Insurance Restricted Cash Amount, all available funds deposited into the IMH Collection Account on and after the Insurance Trigger Date until such time as an aggregate of Five Million and No/100 Dollars (less any funds disbursed pursuant to Sections 3.2(c) and 3.3(c) hereof from time to time) of Insurance Restricted Cash shall have been cumulatively deposited in the IMH Collection Account as Insurance Restricted Cash. The Insurance Restricted Cash Amount shall be reduced on a dollar for dollar basis for any expenditures actually paid by or on behalf of Borrower or any affiliate of Borrower (other than any advances by Agent, Lender or the title insurance company) in respect of ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits if no insurance carrier is contractually obligated and agreeing to fund such amounts, together with evidence reasonably satisfactory to Agent that Borrower or an affiliate of Borrower has paid (or caused to paid) the applicable amounts.
“Insurance Restricted Cash Amount” means Five Million and No/100 Dollars ($5,000,000.00).
“Insurance Trigger Event” shall mean that Agent has determined that (a) as of such date, there currently exists no insurance carrier(s) contractually obligated and agreeing to fund amounts required for then ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower, as reasonably determined by Agent, in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits, (b) the title insurance company has a defense to the payment of any Defense Costs, and/or (c) funds are otherwise required to pay for the litigation and defense costs and expenses of Borrower or any v affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits that are not covered as Defense Costs, thus excluding same from coverage (including, by way of example and without limitation, payments for appeal, fees associated with criminal proceedings and loss of earnings of any employee of any insured).
“Insurance Trigger Notice” means written notice from Agent to Cash Management Agent that an Insurance Trigger Event has occurred. The date of Cash Management Agent’s receipt of an Insurance Trigger Notice, the “Insurance Trigger Date”.
“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.
“Obligations” as defined in Section 5.1.
“Operating Expense Amount” means the amount payable for operating expenses of Borrower and the Borrower Subsidiaries as set forth in an Approved Disbursement Notice for the period of time to which such Approved Disbursement Notice pertains.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, payable on demand or (subject to the liquidity requirements hereinafter set forth, and except as may expressly agreed to the contrary by Agent in writing) having a maturity date not later than the Business Day immediately prior to the early to occur of (i) ninety (90) days from the date any such obligation or security is acquired,

LEGAL_US_E # 92369237.14

Exhibit T3C-3

and (ii) the maturity date of the Note and the Indenture Notes and meeting one of the appropriate standards set forth below:

i.	marketable obligations of the United States, the full and timely payment of which are directly backed by the full faith and credit of the United States;

ii.	marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States;

iii.
bankers’ acceptances and certificates of deposit and other interest-bearing obligations denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated at least

“A-1” by S&P and “P-1” by Moody’s;

iv.
repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above; and

v.	commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s.
provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.
“Restricted Cash” shall mean the aggregate of (a) any Title Policy Restricted Cash, and (b) any Insurance Restricted Cash.
“S&P” shall mean “Standard & Poor’s” Ratings Group and its successors.
“Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable under the Note; provided, that, after the Conversion of the Loan as more particularly described in the Loan Agreement, “Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable under that certain Certificate of Designation attached to the Loan Agreement as Exhibit C.
“Title Policy Restricted Cash” shall mean Ten Million and No/100 Dollars ($10,000,000.00) of the proceeds of the Loan available to Borrower, and deposited into the IMH Collection Account, on the date hereof in accordance with Sections 2.1(a) and 2.2(a) hereof, as the same may be reduced from time to time in the sole and absolute discretion of Agent in accordance with the terms of the Document Undertaking Agreement.

LEGAL_US_E # 92369237.14

Exhibit T3C-3

“UCC” is defined in Section 5.1(a)(iii).
ARTICLE II
IMH COLLECTION ACCOUNT
Section 2.1    Establishment of IMH Collection Account. Cash Management Agent and Borrower acknowledge and confirm that Borrower has established the following account with Cash Management Agent:
(a)    An account (the “IMH Collection Account”) into which Borrower and the Borrower Subsidiaries shall deposit, or cause to be deposited, (i) on the date hereof, the proceeds of the Loan available to Borrower, and (ii) all Gross Revenues pursuant to the provisions of this Agreement.
Section 2.2    Deposits into IMH Collection Account. Borrower represents, warrants and covenants to Agent that:
(a)    Borrower shall cause the proceeds of the Loan available to Borrower on the date hereof to be deposited directly into the IMH Collection Account on the date hereof.
(b)    Borrower shall cause all Gross Revenue paid or payable to, or otherwise received by, Borrower and/or each of the Borrower Subsidiaries to be deposited directly into the IMH Collection Account.
(c)    At Agent’s election, upon prior written notice to Borrower, Borrower shall, and shall cause each Borrower Subsidiary to, notify and advise (i) each Tenant under each Lease to send directly to the IMH Collection Account all payments of Rents pursuant to an instruction letter in the form of Exhibit A attached hereto (a “Tenant Direction Letter”), (ii) each borrower or any other obligor under each loan originated or otherwise evidenced by a note or other payment instrument owned by, or made payable to, any Borrower Entity (each, an “IMH Loan”) to send directly to the IMH Collection Account all payments of principal, interest and other sums of any nature whatsoever made by such borrower or any such other obligor in respect of such IMH Loan pursuant to an instruction letter in the form of Exhibit B attached hereto (an “IMH Borrower Direction Letter”) and (iii) each other lender of Borrower or any Borrower Subsidiary pursuant to a senior loan permitted pursuant to the terms of the Loan Agreement (each, a “Senior Loan”) to send any and all sums of any nature whatsoever which are payable to Borrower or any Borrower Subsidiary under any Senior Loan documents directly to the IMH Collection Account pursuant to an instruction letter in the form of Exhibit C attached hereto (an “Senior Lender Direction Letter”).
(d)    At Agent’s election, upon prior written notice to Borrower, Borrower and each Borrower Subsidiary shall instruct all Persons that maintain open accounts with whom they do business on an “accounts receivable” basis with respect to any Individual Property, IMH Loan or Infinet to deliver all payments of any nature whatsoever due under such accounts to the IMH Collection Account. Neither Borrower nor any Borrower Subsidiary shall direct any such Person to make payments due under such accounts in any other manner.

LEGAL_US_E # 92369237.14

Exhibit T3C-3

(e)    To the extent that Borrower or any Borrower Subsidiary shall receive any Gross Revenue, then (i) such amounts shall be deemed to be Collateral and shall be held in trust for the benefit, and as the collateral property, of Agent, (ii) such amounts shall not be commingled with any other funds or property of Borrower or any Borrower Subsidiary, and (iii) Borrower or such Borrower Subsidiary shall deposit such amounts in the IMH Collection Account within two (2) Business Days of receipt.
(f)    Without the prior written consent of Agent, neither Borrower nor any Borrower Subsidiary shall (i) terminate, amend, revoke or modify any Tenant Direction Letter, any IMH Borrower Direction Letter or any direction made with respect to any Senior Lender Direction Letter in any manner whatsoever, (ii) direct or cause any Tenant, any obligor under any IMH Loan or any lender under any Senior Loan to pay any amount in any manner other than as provided in the applicable Tenant Direction Letter, IMH Borrower Direction Letter or Senior Lender Direction Letter.
(g)    There are no other accounts maintained by Borrower, or any Borrower Subsidiary into which revenues from the ownership and operation of Infinet, any Individual Property or IMH Loan are deposited, except as set forth on Schedule I attached hereto. So long as the Debt shall be outstanding, neither Borrower, nor any Borrower Subsidiary nor any other Person shall open any other account for the deposit of Gross Revenue from Infinet, any Individual Property or IMH Loan.
Section 2.3    IMH Collection Account Name. The IMH Collection Account shall be exclusively in the name of Borrower for the benefit of Agent, and shall be held by Agent for the equal and ratable benefit of Lender and the Indenture Trustee for the equal and ratable benefit of the Noteholders. The title of the IMH Collection Account may be modified from time to time as necessary to reflect the identity of the entities from time to time, respectively, acting as “Agent” under this Agreement and as “Indenture Trustee” under the Trust Indenture.
Section 2.4    Eligible Account/Characterization of IMH Collection Account. Borrower and Cash Management Agent shall maintain the IMH Collection Account as an Eligible Account. The IMH Collection Account is and shall be treated either as a “securities account” as such term is defined in Section 8-501(a) of the UCC or a “deposit account” as defined in Section 9-102(a)(29) of the UCC. Cash Management Agent hereby agrees that each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to the IMH Collection Account which is a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Cash Management Agent shall, subject to the terms of this Agreement, treat Agent as entitled to exercise the rights which pertain to the financial assets credited to the IMH Collection Account. All securities or other property underlying any financial assets credited to the IMH Collection Account shall be registered in the name of Cash Management Agent, endorsed to Cash Management Agent or in blank or credited to another securities account maintained in the name of Cash Management Agent and in no case will any financial asset credited to the IMH Collection Account be registered in the name of Borrower, payable to the order of Borrower or specially endorsed to Borrower.
Section 2.5    Permitted Investments. Sums on deposit in the IMH Collection

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Account shall not be invested except in Permitted Investments. Except during the existence of any Event of Default, Agent shall, at the request of Borrower and upon confirmation by Agent that each proposed investment is a Permitted Investment, direct Cash Management Agent to invest sums on deposit in the IMH Collection Account in the Permitted Investments selected by Borrower; provided, however, in no event shall Borrower request Agent to direct Cash Management Agent to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the IMH Collection Account was created, it being agreed that the investment in of funds in the IMH Collection Account shall at all times be made in a manner which in the opinion of Agent will provide sufficient liquidity in the IMH Collection Account to enable Borrower to meet all of its obligations as they become due and payable, including, without limitation, all interest, principal and other sums of any nature which may or shall become due and payable by Borrower in accordance with the provisions of the Loan Agreement, and to enable Borrower and its subsidiaries to timely meet their respective operating expenses and other commitments, as set forth in budgets approved by Agent in accordance with the provisions of the Loan Agreement, or otherwise approved by Agent. Notwithstanding anything to the contrary herein, Cash Management Agent shall not be liable or responsible for monitoring or ensuring that any investment is a Permitted Investment. Borrower hereby irrevocably authorizes and directs Cash Management Agent to deposit all income earned from Permitted Investments into the IMH Collection Account. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments from cash in the IMH Collection Account from time to time. All risk of loss on investments made in accordance with the provisions of this Section shall be borne by Borrower. Notwithstanding anything to the contrary contained herein, Borrower shall select for investment in Permitted Investments only those Permitted Investments in which Cash Management Agent is capable of investing, it being understood that the obligation to so select such Permitted Investments is solely the obligation of the Borrower and Borrower hereby agrees and acknowledges that Agent shall not have any liability with respect to such selection of such Permitted Investments. The IMH Collection Account shall be assigned the federal tax identification number of Borrower, which number is 81-0624254.
ARTICLE III
DEPOSITS
Section 3.1    Deposits. Borrower and the Borrower Subsidiaries shall at all times make, and cause to be made, into the IMH Collection Account, all deposits which are required to made thereto in accordance with the provisions of this Agreement, the Loan Agreement and/or any other Loan Document.
Section 3.2    Disbursements from the IMH Collection Account. (a) On the first (1st) Business Day of each month, Cash Management Agent will allocate all available funds on deposit in the IMH Collection Account (but specifically excluding any Restricted Cash) in excess of a minimum retained balance in such account of $1,000.00 on such first Business Day of each calendar month and, as applicable, disburse such funds in the following amounts and order of priority:
(i)    First, funds sufficient to pay (x) any interest accruing at the Default Rate and

LEGAL_US_E # 92369237.14

Exhibit T3C-3

late payment charges, if any, and (y) the Scheduled Payments Amount, shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto) and the Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) in such amounts as are due to each such party; and
(ii)    Second, funds sufficient to pay the fees of Cash Management Agent incurred in connection with the IMH Collection Account shall be paid to Cash Management Agent.
(b)    Upon Cash Management Agent’s receipt of written notice from Lender advising of same, the Title Policy Restricted Cash (or any portion thereof specifically designated by Lender) shall be unrestricted and shall be afforded the same treatment as the balance of the Loan proceeds which were deposited into the IMH Collection Account on the date hereof.
(c)    From time to time, within two (2) Business Days of Cash Management Agent’s receipt of an Insurance Trigger Notice from Agent, Cash Management Agent shall disburse available funds on deposit in the IMH Collection Account constituting Insurance Restricted Cash to Agent in the event (i) Agent has determined that the title insurance company has a defense to payment of any Defense Costs and funds are required for payment of same, and/or (ii) funds are required for the litigation and defense costs and expenses of Borrower or any affiliate of Borrower which are not covered as Defense Costs and thus excluded from coverage (including, by way of example and without limitation, premiums for appeal, fees associated with criminal proceedings and loss of earnings of any employee of any insured). No such instruction may be initiated by Agent or remain in effect following the earliest to occur of the following (i) the full and complete settlement or dismissal (in each instance, with prejudice and non-appealable) of the Delaware Litigation, the Arizona Litigation and any other then-pending shareholder litigation, (ii) the insurance carriers of Borrower and any affiliate of Borrower shall have funded in full all remaining litigation and defense costs and expenses of Borrower and any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other then pending shareholder lawsuits (subject to applicable deductibles) or (iii) expenditures of Five Million Dollars and No/100 ($5,000,000) shall have been actually paid by or on behalf of Borrower or any affiliate of Borrower (other than any advances by Agent, Lender or the title insurance company) in respect of ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits. Promptly following the occurrence of one these events, any Insurance Restricted Cash that has not been applied (if any) to ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits shall be unrestricted.
(d)    On or before the tenth (10th) Business Day of each month, Borrower shall deliver to Agent each Borrower Entity’s statement of cash flows for the immediately preceding calendar month, including therein activity of Borrower and each Borrower Subsidiary and an Approved Annual Budget to actual variance analysis with explanations for each material variance of any Borrower Entity. In addition, within a reasonable period of time, not to exceed ten (10) Business Days, Borrower shall also provide any additional information reasonably requested by Agent in writing, so long as such request was delivered by Agent within ten (10) Business Days

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Exhibit T3C-3

after Lender's receipt of the statement of cash flows. Within ten (10) Business Days after the later to occur of delivery by Borrower to Agent of (i) such statement of cash flows as described in this Section 3.2(d), and (ii) any additional information reasonably requested by Agent in writing as permitted by this Section 3.2(d), Agent shall notify Borrower and Cash Management Agent in writing, the form of which is attached hereto as Exhibit F (the “Approved Disbursement Notice”), of the Operating Expense Amount to be disbursed to Borrower, as determined by Agent, in its reasonable discretion, so as to provide each Borrower Entity with an amount that, when added together with all other amounts held by such Borrower Entity, equals not less than, nor more than, ninety (90) days of working capital. Promptly, but in no event later than two (2) Business Days after delivery by Agent to Cash Management Agent of the Approved Disbursement Notice, Cash Management Agent will disburse to Borrower by wire transfer funds from the IMH Collection Account in an amount equal to the Operating Expense Amount.
(e) At such time as an Investment of Borrower or any Borrower Subsidiary shall meet such requirements as more particularly set forth in Section 4.2.8 of the Loan Agreement, Agent shall deliver a written notice to Cash Management Agent directing Cash Management Agent to disburse such funds from the IMH Collection Account in accordance with the terms thereof.

(f) Subject to the terms of this Section 3.2(f), pursuant to Section 4.1.28 of the Loan Agreement, and pursuant to the terms of the Infinet Side Letter, Borrower shall be permitted to commit up to $1,000,000 (the "Infinet Draw Cap") to be invested by Borrower in Infinet. Subject to the Infinet Draw Cap, at any time prior to the occurrence of an Event of Default, Borrower may request, pursuant to a written notice delivered by Borrower to Agent (“Infinet Request”), that Agent instruct Cash Management Agent to wire an amount to Infinet as set forth in such written notice. Upon delivery of the Infinet Request provided, that, no Event of Default has occurred and is continuing, and provided, further, that the sum of (x) the amount so requested in such Infinet Request plus (y) the aggregate amount of all previously funded Infinet Requests, less (z) the aggregate of all amounts previously returned by Infinet to the IMH Collection Account is less than or equal to the Infinet Draw Cap, then, on or before the date that is two (2) Business Days after the delivery by Borrower to Agent of the written notice described herein, Agent shall direct Cash Management Agent to wire the requested amounts to Infinet pursuant to wire instructions provided by Borrower to Agent. Cash Management Agent shall thereafter promptly disburse to Infinet by wire transfer funds such requested amounts from the IMH Collection Account.

The terms of this Section 3.2 shall be operative and controlling until such time as the Conversion as more particularly described in the Loan Agreement shall occur, in which case, Section 3.3 of this Agreement shall solely govern the disbursement of the funds referred to herein and the priority of such disbursements, and this Section 3.2 shall no longer be operative or have any force or effect.
Section 3.3    Disbursements from the IMH Collection Account after Conversion. (a) From and after the Conversion Date, on the first Business Day of each month, Cash Management Agent will allocate all available funds on deposit in the IMH Collection Account (but specifically excluding any Restricted Cash) in excess of a minimum retained balance in such account of $1,000.00 on such first Business Day of each calendar month and, as applicable, disburse

LEGAL_US_E # 92369237.14

Exhibit T3C-3

such funds in the following amounts and order of priority:
(i)    First, funds sufficient to pay (x) any dividends accruing at the Default Rate and late payment charges, if any, and (y) the Scheduled Payments Amount, shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto) and the Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) in such amounts as are due to each such party; and
(ii)    Second, funds sufficient to pay the fees of Cash Management Agent incurred in connection with the IMH Collection Account shall be paid to Cash Management Agent.
(b)    Upon Cash Management Agent’s receipt of written notice from Lender advising of same, the Title Policy Restricted Cash (or any portion thereof specifically designated by Lender) shall be unrestricted and shall be afforded the same treatment as the balance of the Loan proceeds which were deposited into the IMH Collection Account on the date hereof.
(c)    From time to time, within two (2) Business Days of Cash Management Agent’s receipt of an Insurance Trigger Notice from Agent, Cash Management Agent shall disburse available funds on deposit in the IMH Collection Account constituting Insurance Restricted Cash to Agent in the event (i) Agent has determined that the title insurance company has a defense to payment of Defense Costs and funds are required for payment of same, and/or (ii) funds are required for the litigation and defense costs and expenses of Borrower or any affiliate of Borrower which are not covered as Defense Costs and thus excluded from coverage (including, by way of example and without limitation, premiums for appeal, fees associated with criminal proceedings and loss of earnings of any employee of any insured). No such instruction may be initiated by Agent or remain in effect following the earliest to occur of the following (i) the full and complete settlement or dismissal (in each instance, with prejudice and non-appealable) of the Delaware Litigation, the Arizona Litigation and any other then-pending shareholder litigation, (ii) the insurance carriers of Borrower and any affiliate of Borrower shall have funded in full all remaining litigation and defense costs and expenses of Borrower and any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other then pending shareholder lawsuits (subject to applicable deductibles) or (iii) expenditures of Five Million Dollars and No/100 ($5,000,000) shall have been actually paid by or on behalf of Borrower or any affiliate of Borrower (other than any advances by Agent, Lender or the title insurance company) in respect of ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits. Promptly following the occurrence of one these events, any Insurance Restricted Cash that has not been applied (if any) to ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits shall be unrestricted.
(d)    On or before the tenth (10th) Business Day of each month, Borrower shall deliver to Agent each Borrower Entity’s statement of cash flows for the immediately preceding calendar month, including therein activity of the Borrower and each Borrower Subsidiary and an Approved Annual Budget to actual variance analysis with explanations for each material variance of any Borrower Entity. In addition, within a reasonable period of time, not to exceed ten (10)

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Business Days, Borrower shall also provide any additional information reasonably requested by Agent in writing, so long as such request was delivered by Agent within ten (10) Business Days after Lender's receipt of the statement of cash flows. Within ten (10) Business Days after the later to occur of delivery by Borrower to Agent of (i) such statement of cash flows as described in this Section 3.3(d), and (ii) any additional information reasonably requested by Agent in writing as permitted by this Section 3.3(d), Agent shall notify Borrower and Cash Management Agent in an Approved Disbursement Notice of the Operating Expense Amount to be disbursed to Borrower, as determined by Agent, in its reasonable discretion, so as to provide each Borrower Entity with an amount that, when added together with all other amounts held by such Borrower Entity, equals not less than, nor more than, ninety (90) days of working capital. Promptly, but in no event later than two (2) Business Days after delivery by Agent to Cash Management Agent of the Approved Disbursement Notice (such disbursement date, the “Monthly Operating Expense Disbursement Date”), Cash Management Agent will disburse to Borrower by wire transfer funds from the IMH Collection Account in an amount equal to the Operating Expense Amount.
(e) At such time as an Investment of Borrower or any Borrower Subsidiary shall meet such requirements as more particularly set forth in Section 2.1.11 of the Certificate of Designation, Agent shall deliver a written notice to Cash Management Agent directing Cash Management Agent to disburse such funds from the IMH Collection Account in accordance with the terms thereof.
(f) Subject to the terms of this Section 3.3(f), pursuant to the terms of the Certificate of Designation, and pursuant to the terms of the Infinet Side Letter, Borrower shall be permitted to commit up to the Infinet Draw Cap to be invested by Borrower in Infinet. Subject to the Infinet Draw Cap, at any time prior to the occurrence of an Event of Default, Borrower may request, pursuant to an Infinet Request, that Agent instruct Cash Management Agent to wire an amount to Infinet as set forth in such written notice. Upon delivery of the Infinet Request provided, that, no Event of Default has occurred and is continuing, and provided, further, that the sum of (x) the amount so requested in such Infinet Request plus (y) the aggregate amount of all previously funded Infinet Requests, less (z) the aggregate of all amounts previously returned by Infinet to the IMH Collection Account is less than or equal to the Infinet Draw Cap, then, on or before the date that is two (2) Business Days after the delivery by Borrower to Agent of the written notice described herein, Agent shall direct Cash Management Agent to wire the requested amounts to Infinet pursuant to wire instructions provided by Borrower to Agent. Cash Management Agent shall thereafter promptly disburse to Infinet by wire transfer funds such requested amounts from the IMH Collection Account.
ARTICLE IV
WITHDRAWALS
Section 4.1    Sole Dominion and Control. Each of the parties hereto acknowledges and agrees that the IMH Collection Account is subject to the sole dominion, control and discretion of Agent, its authorized agents or designees, including Cash Management Agent or any servicer appointed by Agent, subject to, and consistent with, the terms hereof. Neither Borrower nor any Borrower Subsidiary shall have the right of withdrawal with respect to the IMH Collection Account except with the prior written consent of Agent. Cash Management Agent shall have the

LEGAL_US_E # 92369237.14

Exhibit T3C-3

obligation to comply with the instructions originated by Agent hereunder or in any other writing furnished by Agent with respect to the disposition of funds in the IMH Collection Account without the further consent of Borrower, any Borrower Subsidiary or any other Person, subject to concurrent written notice to Borrower; provided, that, Agent’s failure to deliver such concurrent written notice to Borrower shall not vitiate Cash Management Agent’s obligation to comply with the written instructions originated by Agent to the extent consistent with this Agreement. Cash Management Agent shall comply with all “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Agent directing transfer or redemptions of any financial asset relating to the IMH Collection Account without further consent by Borrower, any Borrower Subsidiary or any other Person.
Section 4.2    IMH Collection Account Balance. Agent shall undertake reasonable efforts to provide Borrower with an electronic screen-in for purposes of reviewing the activity in the IMH Collection Account. In furtherance of the foregoing, Borrower shall have the right to request from Cash Management Agent the balance of the IMH Collection Account for the purpose of ascertaining the amount on deposit in the IMH Collection Account and Cash Management Agent shall promptly respond thereto in writing; provided, however, Borrower’s failure to so obtain the balance of the IMH Collection Account from Cash Management Agent shall in no way affect Borrower’s obligations to Agent for payment or other obligations due under the Loan Agreement and the Trust Indenture. Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the IMH Collection Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Agent or Cash Management Agent. If, (x) on the Business Day prior to any Monthly Payment Date, Borrower is given written notice from Agent (or Cash Management Agent) that the amount on deposit in the IMH Collection Account is insufficient to make all of the disbursements described in Sections 3.2(a)(i)-(ii) or 3.3(a)(i)-(ii), inclusive, or (y) on the Business Day prior to any Monthly Operating Expense Disbursement Date, Borrower is given written notice from Agent (or Cash Management Agent) that the amount on deposit in the IMH Collection Account is insufficient to make the disbursement described in Sections 3.2(c) or 3.3(c), inclusive, Borrower shall deposit into the IMH Collection Account on or prior to such Monthly Payment Date or Monthly Operating Expense Disbursement Date (as extended by applicable grace/cure periods, if any, under the Note or the Security Instrument), as applicable, without the need for any further notice or demand from Agent, the amount of such deficiency in immediately available funds; provided, that, the failure of Agent (or Cash Management Agent) to give Borrower notice of any such deficiency shall not relieve the Borrower of its obligations to pay the Scheduled Payments when due pursuant to the Loan Agreement and the Trust Indenture.
ARTICLE V
PLEDGE OF IMH COLLECTION ACCOUNT
Section 5.1    Security for Obligations.   To secure the full and punctual payment and performance of all obligations of Borrower now or hereafter existing with respect to the loans evidenced by the Note and the Indenture Notes and, upon the Conversion, under the Certificate of Designation, whether for principal, interest, fees, expenses or otherwise, and all obligations of Borrower and the Borrower Subsidiaries now or hereafter existing under the Loan Agreement, the

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Trust Indenture and all of the other Loan Documents, and the Certificate of Designation (all such obligations, collectively, the “Obligations”), Borrower hereby grants to Agent a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):
(iii)    the IMH Collection Account, all securities entitlements with respect thereto, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the IMH Collection Account, including, without limitation, all deposits or wire transfers made to the IMH Collection Account;
(iv)    any and all Permitted Investments;
(v)    all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and
(vi)    to the extent not covered by clauses (i) or (ii) above, all “proceeds” (as defined under the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) of any or all of the foregoing.
(b)    Agent and Cash Management Agent, as agent for Agent, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.
Section 5.2    Rights on Default. Upon the occurrence of an Event of Default, (a) Agent may (or Agent may direct Cash Management Agent in writing to) liquidate and transfer any amounts then invested in the Permitted Investments to the IMH Collection Account or reinvest such amounts in other Permitted Investments as Agent may reasonably determine are necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Cash Management Agent, as agent for Agent, or Agent to exercise and enforce Agent’s rights and remedies hereunder with respect to any Collateral, and (c) Agent may apply any Collateral to any Obligations in such order of priority as Agent may determine. Notwithstanding anything to the contrary herein, Cash Management Agent shall have a reasonable opportunity to act after receipt of notice of an Event of Default, which shall be defined as reasonably promptly, but not less than two (2) Business Days following receipt of such notice.
Section 5.3    Financing Statement; Further Assurances. Simultaneously herewith, Borrower shall deliver to Agent for filing a financing statement or statements in connection with the Collateral in the form required by Agent to properly perfect Agent’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, upon the written request of Cash Management Agent, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Cash Management Agent or Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any

LEGAL_US_E # 92369237.14

Exhibit T3C-3

security interest in and to any Permitted Investments) or to enable Cash Management Agent or Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
Section 5.4    Termination of Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect from the date hereof and shall continue after the Conversion of the Loan as more particularly described in Article 10 of the Loan Agreement, until such time as the all obligations arising under the Certificate of Designation shall be performed and paid in full by Borrower. Upon payment and performance in full of such obligations arising under the Certificate of Designation, this Agreement shall terminate and Borrower shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Cash Management Agent and/or Agent shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof.
ARTICLE VI
RIGHTS AND DUTIES OF AGENT AND CASH MANAGEMENT AGENT
Section 6.1    Reasonable Care. Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, neither Cash Management Agent nor Agent shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Cash Management Agent and Agent each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Cash Management Agent or Agent accords its own property, it being understood that Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Cash Management Agent or Agent, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Cash Management Agent’s or Agent’s gross negligence or willful misconduct, provided that nothing in this Article VI shall be deemed to relieve Cash Management Agent from the duties and standard of care which, as a commercial bank, it generally owes to depositors. Neither Agent nor Cash Management Agent shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement, except as otherwise expressly provided in this Section 6.1.
Section 6.2    Indemnity. Cash Management Agent, in its capacity as agent hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Cash Management Agent shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Cash Management Agent shall not be liable or responsible to Agent, Borrower or any other person or entity for any act or failure to act of Agent or its agents, except as set forth in Section 6.1. Borrower shall indemnify and hold Cash Management Agent and Agent, their respective employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable and actually incurred attorneys’ fees and disbursements) incurred by Cash Management

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Agent or Agent in connection with this Agreement, the transactions contemplated hereby, the IMH Collection Account, and Items (as defined in Section 6.6 herein), except to the extent that such loss or damage results from Cash Management Agent’s or Agent’s gross negligence or willful misconduct.
Section 6.1    Reliance. Cash Management Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Cash Management Agent may consult with counsel, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith, except in the event of Cash Management Agent’s gross negligence or willful misconduct. Cash Management Agent shall not be liable for any act or omission done or omitted to be done by Cash Management Agent in reliance upon any instruction, direction or certification received by Cash Management Agent and without gross negligence or willful or reckless misconduct. Cash Management Agent shall not be liable or responsible for consequential, incidental or special damages, even if Cash Management Agent has been advised of the possibility of same. Cash Management Agent shall not be deemed to have any knowledge (imputed or otherwise) of: (a) any of the terms or conditions of the Loan Agreement (other than with respect to terms defined in the Loan Agreement and used in this Agreement) or any document referred to therein or relating to any financing arrangement between the Borrower and the Agent, or any breach thereof, or (b) any occurrence or existence of a default unless notified of such default by Agent in a writing, together with a concurrent written notice to Borrower. Cash Management Agent has no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the IMH Collection Account and otherwise as are specified in this Agreement. The provisions of Cash Management Agent’s commercial account or treasury management services agreement and applicable service terms are incorporated except to the extent inconsistent.
Section 6.2    Resignation of Cash Management Agent.   Cash Management Agent shall have the right to resign as Cash Management Agent and as deposit bank and securities intermediary with respect to the IMH Collection Account hereunder upon thirty (30) days’ prior written notice to Borrower and Agent, and in the event of such resignation, Borrower shall appoint a successor Cash Management Agent which must be an Eligible Institution satisfactory in all respects to Agent.
(b)    In connection with any resignation by Cash Management Agent, (i) the resigning Cash Management Agent shall, at the sole cost of Borrower (and payable from the IMH Collection Account), (A) duly assign, transfer and deliver to the successor Cash Management Agent this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute and/or authorize such financing statements and other instruments as may be necessary to assign to the successor Cash Management Agent the security interest in the Collateral existing in favor of the retiring Cash Management Agent hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Agent or the successor Cash Management Agent to effect the foregoing and (ii) the successor Cash Management Agent shall

LEGAL_US_E # 92369237.14

Exhibit T3C-3

establish in its name, as secured party, cash collateral accounts, which shall become the IMH Collection Account for purposes of this Agreement upon the succession of such Cash Management Agent.
(c)    Agent at its sole discretion shall have the right, upon thirty (30) days notice to Cash Management Agent and Borrower, to substitute Cash Management Agent with a successor Cash Management Agent that satisfies the requirements of an Eligible Institution or to have the IMH Collection Account held by another Eligible Institution, provided that such successor Cash Management Agent shall perform the duties of Cash Management Agent pursuant to the terms of this Agreement.
Section 6.1    Agent Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Agent, from and after the occurrence of an Event of Default and during the continuation thereof, as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Cash Management Agent or Agent may deem necessary or desirable to more fully vest in Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement. Subject to the first sentence hereof, the foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained and such failure shall continue for ten (10) Business Days after notice of such failure is given to Borrower, Agent may perform or cause performance of any such agreement, and any reasonable and actually incurred expenses of Agent and Cash Management Agent in connection therewith shall be paid by Borrower.
Section 6.2    Acknowledgment of Lien/Offset Rights. Cash Management Agent hereby acknowledges and agrees that (a) the IMH Collection Account shall be held by Cash Management Agent in the name of Agent, (b) all funds held in the IMH Collection Account shall be held for the benefit of Agent, (c) Borrower has granted to Agent a first priority security interest in the Collateral, (d) Cash Management Agent shall not disburse any funds from the IMH Collection Account except as provided herein, and (e) Cash Management Agent shall invest and reinvest any balance of the IMH Collection Account as directed by Agent or Borrower pursuant to the terms of this Agreement. Cash Management Agent hereby waives any right of offset, banker’s lien or similar rights against, or any assignment of, or security interest or other interest in, the Collateral, except that Cash Management Agent may set off against the IMH Collection Account for its reasonable and customary fees and charges relating to this Agreement or the services provided hereunder (“Charges”) and for the face amount of checks (“Items”) deposited in the IMH Collection Account which are returned unpaid for any reason. In the event that there are insufficient funds in the IMH Collection Account to reimburse Cash Management Agent for any Charges or Items, Borrower shall reimburse Cash Management Agent within two (2) Business Days of demand.
ARTICLE VII
REMEDIES

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Exhibit T3C-3

Section 7.1    Remedies. Upon the occurrence of an Event of Default, Agent may:
(a)    without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof in any order or priority as Agent shall determine in its sole and absolute discretion;
(b)    in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law; and
(c)    demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Agent may determine in its sole discretion.
Section 7.2    Waiver. Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted under this Agreement.
Section 8.2    Agent’s Right to Perform Borrower’s Obligations; No Liability of Agent. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period ten (10) Business Days after Borrower’s receipt of written notice thereof from Agent, Agent may itself perform, or cause performance of, such covenants or obligations, and the reasonable and actually incurred expenses of Agent incurred in connection therewith shall be payable by Borrower to Agent within thirty (30) days after the written demand therefor. Notwithstanding Agent’s right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of Infinet, each Individual Property and each IMH Loan and operation thereof and notwithstanding anything contained herein or Cash Management Agent’s or Agent’s exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Cash Management Agent nor Agent shall be deemed to be a mortgagee-in-possession nor shall Agent be subject to any liability with respect to Infinet, any Individual Property or any IMH Loan or otherwise based upon any claim of lender liability.
Section 8.3    No Waiver. The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise

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Exhibit T3C-3

or delay by Cash Management Agent or Agent in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Cash Management Agent and/or Agent hereunder or by law may be exercised by Cash Management Agent and/or Agent at any time and from time to time, and as often as Cash Management Agent and/or Agent may deem it expedient. Any and all of Cash Management Agent’s and/or Agent’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Cash Management Agent and/or Agent in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Cash Management Agent and/or Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Cash Management Agent and/or Agent, shall constitute a waiver thereof, or limit, impair or prejudice Cash Management Agent’s and/or Agent’s right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.
Section 8.4    Expenses. The Collateral shall secure, and Borrower shall pay to Cash Management Agent and Agent and/or Cash Management Agent’s and Agent’s counsel on demand, from time to time, all reasonable and actually incurred costs and expenses (including, but not limited to, reasonable and actually incurred attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other such charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the sale, transfer, collection of or realization on the Collateral, or relating to the enforcement, protection or preservation of the rights or remedies of Cash Management Agent and/or Agent under this Agreement, the Loan Agreement, the Note, the Security Instrument, the other Loan Documents or the Certificate of Designation.
Section 8.5    Entire Agreement. This Agreement constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.
Section 8.6    No Waiver. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.
Section 8.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.
Section 8.8    Notices. All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by registered or certified mail, postage prepaid, return receipt

LEGAL_US_E # 92369237.14

Exhibit T3C-3

requested or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 8.8. Any such Notice shall be effective when received and shall be addressed to the parties as follows:

If to Agent:	NWRA VENTURES I, LLC
c/o New World Realty Advisors, LLC,
10 Cutter Mill Road, Suite 402, Great Neck, NY 11021
Attention: Seth Lipsay

with a copy to:	Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention: Robert J. Wertheimer, Esq

If to Borrower:	IMH Financial Corporation
4900 North Scottsdale Road
Suite 5000
Scottsdale, AZ 85251
Attention: Mr. Will Meris

With a copy to:	O'Melveny & Myers LLP
Two Embarcadero Center
28th Floor
San Francisco, CA 94111
Attention: Peter T. Healy, Esq.

If to Cash
Management Agent:	U.S. Bank National Association
Corporate Trust Services, LM-AZ-X16P
101 North First Ave., Suite 1600
Phoenix, AZ 85003
Attention: Mary J. Ambriz-Reyes
Section 8.9    Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
Section 8.10    Governing Law. This Agreement shall be governed by and

LEGAL_US_E # 92369237.14

Exhibit T3C-3

construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State, except that issues relating to the operations of the IMH Collection Account and the payment of Items against the IMH Collection Account shall be governed by the laws of the State where the IMH Collection Account is located, without regard to conflicts of law principles. For purposes of Articles 8 and 9 of the Uniform Commercial Code, including without limitation Section 8-110(e), 9-204 and 9-305 thereof, Cash Management Agent’s jurisdiction shall be the State of New York.
Section 8.11    Counterparts. This Agreement may be executed in any number of counterparts.

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

IMH FINANCIAL CORPORATION, a Delaware corporation

By: /s/ William G. Meris
Name: William G. Meris
Title: President

AGENT:

NWRA VENTURES I, LLC, a Delaware limited liability company

By: /s/ Andrew N. Stark
Name: Andrew N. Stark
Title: Authorized Signatory

CASH MANAGEMENT AGENT:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By: /s/ Mary Ambriz-Reyes
Name: Mary Ambriz-Reyes
Title: Vice President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

JOINDER BY BORROWER SUBSIDIARIES
Each of the Borrower Subsidiaries joins in this Agreement solely with respect to any representations, warranties, covenants or waivers made by any such individual Borrower Subsidiary.

IMH Special Asset NT 101, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 132, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Central Valley 1206, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Porterville 179, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 137, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Tulare 167, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Fowler 171, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 172, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 152, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Tulare 207, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 162, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 164, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Lomas, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 178, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

AZ-Waters Edge, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 184, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

May, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Heber, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 198, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 222, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 232, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 233, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 235, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

AZ-Havasu, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 247, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 209, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Isleton 300, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset LR, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 155, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 76, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 100, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 102, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 107, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 228, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 118, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 139, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 140, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

BR North 223, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 158, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

NM-Emerald, LLC, a New Mexico limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

NM-Indian, LLC, a New Mexico limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 160, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 161, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 163, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 168, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 175-IGH, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 175-AVN, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 176, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 181, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 186, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 192, LLC, a Delaware limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 194, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 199, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 203, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 236, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

CA-Daley, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Cheney, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 246, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 250, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

NT 233 Oak Creek Lots, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 254, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 221, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Special Asset NT 242, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Special Asset NT 266, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

IMH Safari Loans, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

Samol, LLC, an Arizona limited liability company

By: IMH Financial Corporation, its sole member

By: /s/ William G. Meris
Name: William G. Meris
Title: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Infinet Securities, LLC, a Delaware limited liability company

By: Infinet Financial Group
a Delaware limited liability company
Its: Sole Member

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Member
/s/ William G. Meris
By: William G. Meris
Its: President

Infinet Financial Group, LLC, a Delaware limited liability company

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Member
/s/ William G. Meris
By: William G. Meris
Its: President

Investors Mortgage Holdings California, Inc. a California corporation

By: Investors Mortgage Holdings, Inc.
an Arizona corporation
Its: Sole Shareholder

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Shareholder
/s/ William G. Meris
By: William G. Meris
Its: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

Investors Mortgage Holdings, Inc. an Arizona corporation

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Shareholder
/s/ William G. Meris
By: William G. Meris
Its: President

IMH Holdings, LLC an Arizona limited liability company

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Member
/s/ William G. Meris
By: William G. Meris
Its: President

SWI Management, LLC an Arizona limited liability company

By: IMH Holdings, LLC
an Arizona limited liability company
Its: Sole Member

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Member
/s/ William G. Meris
By: William G. Meris
Its: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

IMH Management Services, LLC an Arizona limited liability company

By: IMH Holdings, LLC
an Arizona limited liability company
Its: Sole Member

By: IMH Financial Corporation
a Delaware corporation
Its: Sole Member
/s/ William G. Meris
By: William G. Meris
Its: President

LEGAL_US_E # 92369237.14

Exhibit T3C-3

EXHIBIT A
Form of Tenant Direction Letter
[BORROWER LETTERHEAD]
____________ ___, 2011
[Tenants under Leases]
Lease dated ________ between _______________, as Landlord, and _______________, as Tenant, concerning premises known as ________________________________________________
Gentlemen:
This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of NWRA Ventures I, LLC, as agent (“Agent”), to secure certain of the undersigned’s obligations to Agent. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:
[Bank with IMH Collection Account]
[Bank’s Address]
Account No. ______________
Attention: ________________
ABA# ___________________

LEGAL_US_E # 92369237.14
A-1

Exhibit T3C-3

The instructions set forth herein are irrevocable and are not subject to modification or termination in any manner, except that Agent, or any successor lender so identified by Agent, may by written notice to you rescind or modify the instructions contained herein.
Sincerely,

[BORROWER]
ACKNOWLEDGMENT AND AGREEMENT
The undersigned acknowledges notice of the security interest of Agent and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.
[TENANT]

By:
Name:
Its:
Dated as of: __________ ___, 20__

LEGAL_US_E # 92369237.14
A-2

Exhibit T3C-3

EXHIBIT B
Form of IMH Borrower Direction Letter
[BORROWER LETTERHEAD]
____________ ___, 2011
[Obligors under IMH Loans]

Re:	Loan Agreement dated ________ between _______________, as Lender, and _______________, as [Borrower]
Gentlemen:
This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned loan and all debt service payments and all other monetary obligations to lender thereunder (collectively, “Payment Obligations”) in favor of NWRA Ventures I, LLC, as agent (“Agent”), to secure certain of the undersigned’s obligations to Agent. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Payment Obligations and hereafter to deliver all Payment Obligations to the following address:
[Bank with IMH Collection Account]
[Bank’s Address]
Account No. ______________
Attention: ________________
ABA# ___________________

LEGAL_US_E # 92369237.14
B-1

Exhibit T3C-3

The instructions set forth herein are irrevocable and are not subject to modification or termination in any manner, except that Agent, or any successor lender so identified by Agent, may by written notice to you rescind or modify the instructions contained herein.
Sincerely,

[BORROWER]
ACKNOWLEDGMENT AND AGREEMENT
The undersigned acknowledges notice of the security interest of Agent and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Payment Obligations and will honor the above instructions.
[OBLIGOR]

By:	Name: Its:
Dated as of: __________ ___, 20__

LEGAL_US_E # 92369237.14
B-2

Exhibit T3C-3

EXHIBIT C

Form of Senior Lender Direction Letter
[BORROWER LETTERHEAD]
____________ ___, 2011
[Lender under Senior IMH Loan]

Re:	Loan Agreement dated ________ between _______________, as Lender, and _______________, as [Borrower]
Gentlemen:
This letter shall constitute notice to you that the undersigned has granted a security interest in amounts to be disbursed to the undersigned or any subsidiary of the undersigned pursuant to the captioned loan (collectively, “Loan Disbursement Amounts”) in favor of NWRA Ventures I, LLC, as agent (“Agent”), to secure certain of the undersigned’s obligations to Agent. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Loan Disbursement Amounts and hereafter to deliver all Loan Disbursement Amounts to the following address:
[Bank with IMH Collection Account]
[Bank’s Address]
Account No. ______________
Attention: ________________
ABA# ___________________

LEGAL_US_E # 92369237.14
C-1

Exhibit T3C-3

The instructions set forth herein are irrevocable and are not subject to modification or termination in any manner, except that Agent, or any successor lender so identified by Agent, may by written notice to you rescind or modify the instructions contained herein.
Sincerely,

[BORROWER]
ACKNOWLEDGMENT AND AGREEMENT
The undersigned acknowledges notice of the security interest of Agent and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Loan Disbursement Amounts and will honor the above instructions.
[SENIOR LENDER]

By:	Name: Its:
Dated as of: __________ ___, 20__

LEGAL_US_E # 92369237.14
C-2

Exhibit T3C-3

EXHIBIT D
Lender Wire Instructions

NWRA Ventures I LLC
Bank Chase
ABA 021 000 021
Acct  974 024 010

LEGAL_US_E # 92369237.14
D-1

Exhibit T3C-3

EXHIBIT E
Indenture Trustee Wire Instructions

LEGAL_US_E # 92369237.14
E-1

Exhibit T3C-3

EXHIBIT F
Form of Approved Disbursement Notice
[Agent Letterhead]

[DATE]
[ADDRESS OF BORROWER]
[ADDRESS OF CASH MANAGEMENT AGENT]

Re: That certain Cash Management Agreement, dated as of June 7, 2011 (the “Cash Management Agreement”), among IMH Financial Corporation, a Delaware corporation (“Borrower”), U.S. Bank National Association, a national banking association, as agent for Agent (“Cash Management Agent”), and NWRA Ventures I, LLC, a Delaware limited liability company (“Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Cash Management Agreement.
Dear Sirs:
The terms of the Cash Management Agreement are incorporated by reference herein.
The undersigned hereby directs the Cash Management Agent to promptly disburse the Operating Expense Amount of $[_________] from the IMH Collection Account to Borrower pursuant to the terms of the Cash Management Agreement.
Sincerely,

[AGENT]

LEGAL_US_E # 92369237.14
F-1

Exhibit T3C-3

Schedule I
Bank Accounts

Schedule I-1
LEGAL_US_E # 92369237.14

Exhibit T3C-3

FIRST AMENDMENT TO CASH MANAGEMENT AGREEMENT
Dated: as of _________, 2014
among
IMH FINANCIAL CORPORATION,
as Borrower
and
NWRA VENTURES I, LLC,
as Agent
and
U.S. BANK NATIONAL ASSOCIATION,
as Cash Management Agent

Exhibit T3C-3

FIRST AMENDMENT TO CASH MANAGEMENT AGREEMENT
FIRST AMENDMENT TO CASH MANAGEMENT AGREEMENT (this “Amendment”) is made as of [_____], 2014, among IMH Financial Corporation, a Delaware corporation (together with its permitted successors and assigns, “Borrower”), having its principal place of business at 7001 North Scottsdale Road, #2050, Scottsdale, Arizona 85253, U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its permitted successors and assigns, “Cash Management Agent”), as cash management agent for Agent (as hereinafter defined), having an office at 101 N. 1st Ave., Suite 1600, Phoenix, AZ 85003; and NWRA Ventures I, LLC, a Delaware limited liability company, having an address at 10 Cutter Mill Road, Suite 402, Great Neck, NY 11021, acting in its capacity as agent (NWRA Ventures I, LLC, acting in it capacity as agent, together with its successors and assigns acting in such capacity, “Agent”) for the equal and ratable benefit of Lender (as defined in the Cash Management Agreement (hereinafter defined)) and the Rights Offering Indenture Trustee (as hereinafter defined), as trustee under the Rights Offering Trust Indenture (as hereinafter defined) for the equal and ratable benefit of the Rights Offering Noteholders (as hereinafter defined).
PRELIMINARY STATEMENT
A.    Borrower, Agent and Cash Management Agent have entered into that certain Cash Management Agreement, dated as of June 7, 2011 (the “Cash Management Agreement”). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Cash Management Agreement.
B.    Borrower has offered for sale to certain of Borrower’s current shareholders (pursuant to the terms of a Stipulation and Agreement of Compromise, Settlement and Release) up to $10,000,000 of notes (such notes, together with all extensions, renewals, replacements, restatements or modifications thereof in a writing executed by the Borrower pursuant to the Rights Offering Trust Indenture, being hereinafter referred to as the “Rights Offering Indenture Notes”) pursuant to the provisions of that certain Indenture (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto, the “Rights Offering Trust Indenture”), dated as of [__________], entered into by and between Borrower and The Bank of New York Mellon, acting as trustee (the “Rights Offering Indenture Trustee”), for the equal and ratable benefit of those of Borrower’s current shareholders who have elected to purchase some or all of the Rights Offering Indenture Notes***[, and Lender, pursuant to the terms of the Loan Agreement, who has elected to purchase some or all of the Rights Offering Indenture Notes pursuant to the Rights Offering not purchased by the Borrower's current shareholders]*** (the “Rights Offering Noteholders”).
C. Borrower has offered for sale to certain of Borrower’s current shareholders (pursuant to the terms of a Stipulation and Agreement of Compromise, Settlement and Release) up to $20,000,000 of notes (such notes, together with all extensions, renewals, replacements, restatements or modifications thereof in a writing executed by the Borrower pursuant to the

Exhibit T3C-3

Exchange Offering Trust Indenture (as hereinafter defined), being hereinafter referred to as the “Exchange Offering Indenture Notes”) pursuant to the provisions of that certain Indenture (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in a writing executed by the parties thereto, the “Exchange Offering Trust Indenture”), dated as of [__________], entered into by and between Borrower and U.S. Bank National Association, acting as trustee (the “Exchange Offering Indenture Trustee”), for the equal and ratable benefit of those of Borrower’s current shareholders who have elected to purchase some or all of the Exchange Offering Indenture Notes (the “Exchange Offering Noteholders” and, together with the Rights Offering Noteholders, each a “Noteholder”).
D.    Borrower, Agent and Cash Management Agent desire to amend the Cash Management Agreement as more particularly described herein.
NOW, THEREFORE, in consideration of the covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE 1
Section 1.1    All references to “Indenture Notes” in the Cash Management Agreement are hereby deleted and replaced in their entirety with the term “Rights Offering Indenture Notes.”
Section 1.2    All references to “Indenture Trustee” in the Cash Management Agreement are hereby deleted and replaced in their entirety with the term “Rights Offering Indenture Trustee.”
Section 1.3    All references to “Noteholders” in the Cash Management Agreement are hereby deleted and replaced in their entirety with the term “Rights Offering Noteholders.”
Section 1.4    All references to “Trust Indenture” in the Cash Management Agreement are hereby deleted and replaced in their entirety with the term “Rights Offering Trust Indenture.”
Section 1.5    Section 1.1 is hereby amended by deleting the definition “Scheduled Payments” and replacing such definition with the following:
“Loan Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable to Lender under the Note; provided, that, after the Conversion of the Loan as more particularly described in the Loan Agreement, “Loan Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable to Lender under that certain Certificate of Designation attached to the Loan Agreement as Exhibit C, in each case, as set forth in a writing delivered by the Borrower to the Cash Management Agent and countersigned by Lender.

Exhibit T3C-3

Section 1.6    Section 1.1 of the Cash Management Agreement is hereby amended by adding the following definitions:
““Exchange Offering Agreement” shall mean that certain Agreement, dated as of [______], 2014, by and between Agent and Exchange Offering Indenture Trustee.
“Exchange Offering Default Event” shall mean “Default Event” as defined in the Exchange Offering Agreement.
“Exchange Offering Default Event Costs” shall mean “Actual Default Event Costs” as defined in the Exchange Offering Agreement.
“Exchange Offering Default Event Trust Account” shall have the meaning set forth in Section 3.2(a) of this Agreement.
“Exchange Offering Deficiency Amount” shall mean “Deficiency Amount” as defined in the Exchange Offering Agreement.
“Exchange Offering Deficiency Event” shall mean “Deficiency Event” as defined in the Exchange Offering Agreement.
“Exchange Offering Holdback Amount” shall mean “Holdback Amount” as defined in the Exchange Offering Agreement.
“Exchange Offering Holdback Amount Notice” shall mean a written notice delivered to the Cash Management Agent and signed by the Lender and Exchange Offering Indenture Trustee, in which the Exchange Offering Holdback Amount shall be set forth.
“Exchange Offering Reimbursable Expenditures” shall mean “Reimbursable Expenditures” as defined in the Exchange Offering Agreement.
“Exchange Offering Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable to the Exchange Offering Noteholders under the Exchange Offering Indenture Notes, as set forth in a writing delivered by Borrower to Cash Management Agent.
“Rights Offering Deficiency Amount” shall mean a “Deficiency Amount” as defined in the Rights Offering Intercreditor Agreement.
“Rights Offering Deficiency Event” shall mean a “Deficiency Event” as defined in the Rights Offering Intercreditor Agreement.
“Rights Offering Holdback Amount” shall mean a “Holdback Amount” as defined in the Rights Offering Intercreditor Agreement.

Exhibit T3C-3

“Rights Offering Holdback Amount Notice” shall mean a written notice delivered to the Cash Management Agent and signed by the Lender and Rights Offering Indenture Trustee, in which the Rights Offering Holdback Amount shall be set forth.
“Rights Offering Intercreditor Agreement” shall mean that certain Rights Offering Intercreditor Agreement, dated as of [______], 2014, by and between Agent and Rights Offering Indenture Trustee.
“Rights Offering Noteholder Event” shall mean “Noteholder Event” as defined in the Rights Offering Intercreditor Agreement.
“Rights Offering Actual Noteholder Event Costs” shall mean “Actual Noteholder Event Costs” as defined in the Rights Offering Intercreditor Agreement.
“Rights Offering Noteholder Event Trust Account” shall have the meaning set forth in Section 3.2(a) of this Agreement.
“Rights Offering Reimbursable Expenditures” shall mean “Reimbursable Expenditures” as defined in the Rights Offering Intercreditor Agreement.
“Rights Offering Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable to the Rights Offering Noteholders under the Rights Offering Indenture Notes; provided, that, after the Conversion of the Rights Offering Indenture Notes as more particularly described in the Rights Offering Indenture Notes and the Rights Offering Intercreditor Agreement, “Rights Offering Scheduled Payments” shall mean, with respect to any particular period of time, the aggregate amount of scheduled payments due and payable to the Rights Offering Noteholders under that certain Certificate of Designation attached to the Loan Agreement as Exhibit C, in each case, as set forth in a writing delivered by the Borrower to the Cash Management Agent.
“Trigger Event” shall mean “Trigger Event” as defined in the Exchange Offering Agreement.”
Section 1.10    Section 3.2 of the Cash Management Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“Section 3.2    Disbursements from the IMH Collection Account. (a) On each Quarterly Payment Date, Cash Management Agent will allocate all available funds on deposit in the IMH Collection Account (but specifically excluding any Restricted Cash) in excess of a minimum retained balance in such account of $1,000.00 on such Quarterly Payment Date and, as applicable, disburse such funds in the following amounts and order of priority:
(i)    First, funds sufficient to pay amounts due and payable to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto), due and payable under Section 6.07 of the Rights Offering Trust Indenture (but expressly excluding

Exhibit T3C-3

any amounts paid, or to be paid, to the Rights Offering Noteholders), and the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto), due and payable under Section 8.07 of the Exchange Offering Trust Indenture (but expressly excluding any amounts paid, or to be paid, to the Exchange Offering Noteholders), which amounts shall be set forth in a writing delivered by the Borrower to the Cash Management Agent and consented to in writing by the Lender (but only for purposes of Lender’s confirmation that no funds are disbursed to either the Rights Offering Indenture Trustee and/or the Exchange Offering Indenture Trustee as a reimbursement for, or advance of, amounts paid, or to be paid, to any Noteholder);
(ii)    Second, funds sufficient to pay:
(A)    any interest accruing on the Note and the Rights Offering Indenture Notes at the Default Rate and late payment charges, if any, as set forth in a writing delivered by Borrower to the Cash Management Agent, and
(B)    the Loan Scheduled Payments and the Rights Offering Scheduled Payments,
shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto) and the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) in such amounts as are due to each such party; provided, that, (w) if there exists any Rights Offering Reimbursable Expenditures, as evidenced in a writing delivered by Lender to the Cash Management Agent, then a portion of the interest accruing at the Default Rate, the late payment charges, and the Rights Offering Scheduled Payments that are otherwise due and owing to the Rights Offering Noteholders in an amount equal to such Rights Offering Reimbursable Expenditures then existing, shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto), (x) if there exists any Rights Offering Noteholder Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Rights Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the immediately preceding subclause (w)) shall be placed by Cash Management Agent into a separate trust account for the benefit of Lender (the “Rights Offering Noteholder Event Trust Account”) until such time as the Cash Management Agent shall have deposited an amount equal to the Rights Offering Holdback Amount into the Rights Offering Noteholder Event Trust Account, which amount shall be set forth in a Rights Offering Holdback Amount Notice delivered to the Cash Management Agent, (B) once the Rights Offering Holdback Amount is fully funded into the Rights Offering Noteholder Event Trust Account, then, so long as Cash Management Agent shall not have received a written notice of a new Rights Offering Noteholder Event or a Rights Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Rights Offering Indenture Trustee funds (pursuant to the wire instructions on Exhibit E attached hereto) sufficient to pay the sum of (1) any portion of any prior Rights Offering Scheduled Payment not

Exhibit T3C-3

previously deposited into the Rights Offering Noteholder Event Trust Account plus (2) the then due and owing Rights Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Rights Offering Noteholder Event Trust Account for the payment of Rights Offering Noteholder Event Costs; provided, however, that any amounts remaining in the Rights Offering Noteholder Event Trust Account not utilized for such Rights Offering Noteholder Event Costs upon resolution of such Rights Offering Noteholder Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Rights Offering Indenture Trustee) shall be disbursed to the Rights Offering Indenture Trustee for the benefit of the Rights Offering Noteholders (pursuant to the wire instructions on Exhibit E attached hereto), (y) if there exists a Rights Offering Deficiency Event arising under subclause (i) of the definition of Rights Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Rights Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (w) or (x)) shall be placed by Cash Management Agent into the Rights Offering Noteholder Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the Rights Offering Deficiency Amount into the Rights Offering Noteholder Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the Rights Offering Deficiency Amount is fully funded into the Rights Offering Noteholder Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Rights Offering Noteholder Event or a new Rights Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Rights Offering Scheduled Payment not previously deposited into the Rights Offering Noteholder Event Trust Account plus (2) the then due and owing Rights Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Rights Offering Noteholder Event Trust Account for the payment of Rights Offering Noteholder Event Costs; provided, however, that any amounts remaining in the Rights Offering Noteholder Event Trust Account not utilized for such Rights Offering Noteholder Event Costs upon resolution of such Rights Offering Noteholder Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Rights Offering Indenture Trustee) shall be disbursed to the Rights Offering Indenture Trustee for the benefit of the Rights Offering Noteholders (pursuant to the wire instructions on Exhibit E attached hereto), or (z) if there exists a Rights Offering Deficiency Event arising under subclause (ii) of the definition of Rights Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Rights Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (w), (x) or (y)) shall be placed by Cash Management Agent into the Rights Offering Noteholder Event Trust Account until such time as the Cash Management

Exhibit T3C-3

Agent shall have deposited an amount equal to the sum of (1) the Rights Offering Deficiency Amount plus (2) the product of (I) the Rights Offering Deficiency Amount multiplied by (II) a rate equal to the lesser of seventeen percent (17%) per annum and the maximum interest permitted by applicable law, into the Rights Offering Noteholder Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the sum set forth in the immediately preceding subclause (z)(A) is fully funded into the Rights Offering Noteholder Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Rights Offering Noteholder Event or a new Rights Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Rights Offering Scheduled Payment not previously deposited into the Rights Offering Noteholder Event Trust Account plus (2) the then due and owing Rights Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Rights Offering Noteholder Event Trust Account to the extent necessary for the payment of Rights Offering Noteholder Event Costs; provided, however, that any amounts remaining in the Rights Offering Noteholder Event Trust Account not utilized for such Rights Offering Noteholder Event Costs upon resolution of such Rights Offering Noteholder Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Rights Offering Indenture Trustee) shall be disbursed to the Rights Offering Indenture Trustee for the benefit of the Rights Offering Noteholders (pursuant to the wire instructions on Exhibit E attached hereto);
(iii)    Third, funds sufficient to pay amounts due and payable to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto), due and payable under Section 6.07 of the Rights Offering Trust Indenture, but only for amounts paid by the Rights Offering Indenture Trustee to the Rights Offering Noteholders that are subject to reimbursement under Section 6.07 of the Rights Offering Trust Indenture, and the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto), due and payable under Section 8.07 of the Exchange Offering Trust Indenture, but only for amounts paid by the Exchange Offering Indenture Trustee to the Exchange Offering Noteholders that are subject to reimbursement under Section 8.07 of the Exchange Offering Trust Indenture, which amounts shall be set forth in a writing delivered by the Borrower to the Cash Management Agent and consented to in writing by the Lender (but only for purposes of Lender’s confirmation that such funds are disbursed to either the Rights Offering Indenture Trustee and/or the Exchange Offering Indenture Trustee as a permitted reimbursement for amounts paid to any Noteholder);
(iv)    Fourth, funds sufficient to pay the fees of Cash Management Agent incurred in connection with the IMH Collection Account shall be paid to Cash Management Agent; and

Exhibit T3C-3

(v)    Fifth, funds sufficient to pay the Exchange Offering Scheduled Payments, shall be remitted via wire transfer to the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto); provided, that, (v) if there exists any Exchange Offering Reimbursable Expenditures, as evidenced in a writing delivered by Lender to the Cash Management Agent, then a portion of the Exchange Offering Scheduled Payments that are otherwise due and owing to the Exchange Offering Noteholders in an amount equal to the Exchange Offering Reimbursable Expenditures then existing, shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto), (w) if there exists any Exchange Offering Default Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the immediately preceding subclause (v)) shall be placed by Cash Management Agent into a separate trust account for the benefit of Lender (the “Exchange Offering Default Event Trust Account”) until such time as the Cash Management Agent shall have deposited an amount equal to the Exchange Offering Holdback Amount into the Exchange Offering Default Event Trust Account, which amount shall be set forth in an Exchange Offering Holdback Amount Notice delivered to the Cash Management Agent, (B) once the Exchange Offering Holdback Amount is fully funded into the Exchange Offering Default Event Trust Account, then, so long as Cash Management Agent shall not have received a written notice of a new Exchange Offering Default Event or an Exchange Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Exchange Offering Scheduled Payment not previously deposited into the Exchange Offering Default Event Trust Account plus (2) the then due and owing Exchange Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Exchange Offering Default Event Trust Account for the payment of Exchange Offering Default Event Costs; provided, however, that any amounts remaining in the Exchange Offering Default Event Trust Account not utilized for such Exchange Offering Default Event Costs upon resolution of such Exchange Offering Default Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Exchange Offering Indenture Trustee) shall be disbursed to the Exchange Offering Indenture Trustee for the benefit of the Exchange Offering Noteholders (pursuant to the wire instructions on Exhibit G attached hereto), (x) if there exists an Exchange Offering Deficiency Event arising under subclause (i) of the definition of Exchange Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (v) or (w)) shall be placed by Cash Management Agent into the Exchange Offering Default Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the Exchange Offering Deficiency Amount into the Exchange Offering Default Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the Exchange Offering Deficiency Amount is fully funded into the Exchange Offering Default Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Exchange Offering Default Event

Exhibit T3C-3

or a new Exchange Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Exchange Offering Scheduled Payment not previously deposited into the Exchange Offering Default Event Trust Account plus (2) the then due and owing Exchange Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Exchange Offering Default Event Trust Account for the payment of Exchange Offering Default Event Costs; provided, however, that any amounts remaining in the Exchange Offering Default Event Trust Account not utilized for such Exchange Offering Default Event Costs upon resolution of such Exchange Offering Default Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Exchange Offering Indenture Trustee) shall be disbursed to the Exchange Offering Indenture Trustee for the benefit of the Exchange Offering Noteholders (pursuant to the wire instructions on Exhibit G attached hereto), (y) if there exists an Exchange Offering Deficiency Event arising under subclause (ii) of the definition of Exchange Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (v), (w) or (x)) shall be placed by Cash Management Agent into the Exchange Offering Default Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the sum of (1) the Exchange Offering Deficiency Amount plus (2) the product of (I) the Exchange Offering Deficiency Amount multiplied by (II) a rate equal to the lesser of seventeen percent (17%) per annum and the maximum interest permitted by applicable law, into the Exchange Offering Default Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the sum set forth in the immediately preceding subclause (y)(A) is fully funded into the Exchange Offering Default Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Exchange Offering Default Event or a new Exchange Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Exchange Offering Scheduled Payment not previously deposited into the Exchange Offering Default Event Trust Account plus (2) the then due and owing Exchange Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Exchange Offering Default Event Trust Account to the extent necessary for the payment of Exchange Offering Default Event Costs; provided, however, that any amounts remaining in the Exchange Offering Default Event Trust Account not utilized for such Exchange Offering Default Event Costs upon resolution of such Exchange Offering Default Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Exchange Offering Indenture Trustee) shall be disbursed to the Exchange Offering Indenture Trustee for the benefit of the Exchange Offering Noteholders (pursuant to the wire instructions on Exhibit G attached hereto), or (z) if there exists a Trigger Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less

Exhibit T3C-3

any amounts disbursed to Lender pursuant to the preceding subclauses (v), (w), (x) or (y)) shall be placed by Cash Management Agent into the Exchange Offering Default Event Trust Account until such time as amounts held in such account are disbursed in accordance with Section 11 of the Exchange Offering Agreement.
(b)    Intentionally omitted.
(c)    From time to time, within two (2) Business Days of Cash Management Agent’s receipt of an Insurance Trigger Notice from Agent, Cash Management Agent shall disburse available funds on deposit in the IMH Collection Account constituting Insurance Restricted Cash to Agent in the event (i) Agent has determined that the title insurance company has a defense to payment of any Defense Costs and funds are required for payment of same, and/or (ii) funds are required for the litigation and defense costs and expenses of Borrower or any affiliate of Borrower which are not covered as Defense Costs and thus excluded from coverage (including, by way of example and without limitation, premiums for appeal, fees associated with criminal proceedings and loss of earnings of any employee of any insured). No such instruction may be initiated by Agent or remain in effect following the earliest to occur of the following (i) the full and complete settlement or dismissal (in each instance, with prejudice and non-appealable) of the Delaware Litigation, the Arizona Litigation and any other then-pending shareholder litigation, (ii) the insurance carriers of Borrower and any affiliate of Borrower shall have funded in full all remaining litigation and defense costs and expenses of Borrower and any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other then pending shareholder lawsuits (subject to applicable deductibles) or (iii) expenditures of Five Million Dollars and No/100 ($5,000,000) shall have been actually paid by or on behalf of Borrower or any affiliate of Borrower (other than any advances by Agent, Lender or the title insurance company) in respect of ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits. Promptly following the occurrence of one these events, any Insurance Restricted Cash that has not been applied (if any) to ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits shall be unrestricted.
(d)    On or before the tenth (10th) Business Day of each month, Borrower shall deliver to Agent each Borrower Entity’s statement of cash flows for the immediately preceding calendar month, including therein activity of Borrower and each Borrower Subsidiary and an Approved Annual Budget to actual variance analysis with explanations for each material variance of any Borrower Entity. In addition, within a reasonable period of time, not to exceed ten (10) Business Days, Borrower shall also provide any additional information reasonably requested by Agent in writing, so long as such request was delivered by Agent within ten (10) Business Days after Lender's receipt of the statement of cash flows. Within ten (10) Business Days after the later to occur of delivery by Borrower to Agent of (i) such statement of cash flows as described in this Section 3.2(d), and (ii) any additional information reasonably requested by Agent in writing as permitted by this Section 3.2(d), Agent shall notify Borrower and Cash Management Agent in writing, the form of which is attached hereto as Exhibit F (the “Approved Disbursement Notice”), of the Operating Expense Amount to be disbursed to Borrower, as determined by Agent, in its

Exhibit T3C-3

reasonable discretion, so as to provide each Borrower Entity with an amount that, when added together with all other amounts held by such Borrower Entity, equals not less than, nor more than, ninety (90) days of working capital. Promptly, but in no event later than two (2) Business Days after delivery by Agent to Cash Management Agent of the Approved Disbursement Notice (such disbursement date, the “Monthly Operating Expense Disbursement Date”), Cash Management Agent will disburse to Borrower by wire transfer funds from the IMH Collection Account in an amount equal to the Operating Expense Amount.
(e) At such time as an Investment of Borrower or any Borrower Subsidiary shall meet such requirements as more particularly set forth in Section 4.2.8 of the Loan Agreement, Agent shall deliver a written notice to Cash Management Agent directing Cash Management Agent to disburse such funds from the IMH Collection Account in accordance with the terms thereof.
The terms of this Section 3.2 shall be operative and controlling until such time as the Conversion as more particularly described in the Loan Agreement shall occur, in which case, Section 3.3 of this Agreement shall solely govern the disbursement of the funds referred to herein and the priority of such disbursements, and this Section 3.2 shall no longer be operative or have any force or effect.”
Section 1.11    Section 3.3 of the Cash Management Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“Section 3.3    Disbursements from the IMH Collection Account after Conversion. (a) From and after the Conversion Date, on each Quarterly Payment Date, Cash Management Agent will allocate all available funds on deposit in the IMH Collection Account (but specifically excluding any Restricted Cash) in excess of a minimum retained balance in such account of $1,000.00 on such Quarterly Payment Date and, as applicable, disburse such funds in the following amounts and order of priority:
(i)    First, funds sufficient to pay amounts due and payable to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto), due and payable under Section 6.07 of the Rights Offering Trust Indenture (but expressly excluding any amounts paid, or to be paid, to the Rights Offering Noteholders), and the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto), due and payable under Section 8.07 of the Exchange Offering Trust Indenture (but expressly excluding any amounts paid, or to be paid, to the Exchange Offering Noteholders), which amounts shall be set forth in a writing delivered by the Borrower to the Cash Management Agent and consented to in writing by the Lender (but only for purposes of Lender’s confirmation that no funds are disbursed to either the Rights Offering Indenture Trustee and/or the Exchange Offering Indenture Trustee as a reimbursement for, or advance of, amounts paid, or to be paid, to any Noteholder);
(ii)    Second, funds sufficient to pay:
(A)    any interest accruing at the Default Rate and late payment charges, if any, and

Exhibit T3C-3

(B)    the Loan Scheduled Payments and the Rights Offering Scheduled Payments,
shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto) and the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) in such amounts as are due to each such party; provided, that, (w) if there exists any Rights Offering Reimbursable Expenditures, as evidenced in a writing delivered by Lender to the Cash Management Agent, then a portion of the interest accruing at the Default Rate, the late payment charges, and the Rights Offering Scheduled Payments that are otherwise due and owing to the Rights Offering Noteholders in an amount equal to such Rights Offering Reimbursable Expenditures then existing, shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto), (x) if there exists any Rights Offering Noteholder Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Rights Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclause (w)) shall be placed by Cash Management Agent into a separate trust account for the benefit of Lender (the “Rights Offering Noteholder Event Trust Account”) until such time as the Cash Management Agent shall have deposited an amount equal to the Rights Offering Holdback Amount into the Rights Offering Noteholder Event Trust Account, which amount shall be set forth in a Rights Offering Holdback Amount Notice delivered to the Cash Management Agent, (B) once the Rights Offering Holdback Amount is fully funded into the Rights Offering Noteholder Event Trust Account, then, so long as Cash Management Agent shall not have received a written notice of a new Rights Offering Noteholder Event or a Rights Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Rights Offering Indenture Trustee funds (pursuant to the wire instructions on Exhibit E attached hereto) sufficient to pay the sum of (1) any portion of any prior Rights Offering Scheduled Payment not previously deposited into the Rights Offering Noteholder Event Trust Account plus (2) the then due and owing Rights Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Rights Offering Noteholder Event Trust Account for the payment of Rights Offering Noteholder Event Costs; provided, however, that any amounts remaining in the Rights Offering Noteholder Event Trust Account not utilized for such Rights Offering Noteholder Event Costs upon resolution of such Rights Offering Noteholder Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Rights Offering Indenture Trustee) shall be disbursed to the Rights Offering Indenture Trustee for the benefit of the Rights Offering Noteholders (pursuant to the wire instructions on Exhibit E attached hereto), (y) if there exists a Rights Offering Deficiency Event arising under subclause (i) of the definition of Rights Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Rights Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (w) or (x)) shall be placed by Cash Management Agent

Exhibit T3C-3

into the Rights Offering Noteholder Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the Rights Offering Deficiency Amount into the Rights Offering Noteholder Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the Rights Offering Deficiency Amount is fully funded into the Rights Offering Noteholder Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Rights Offering Noteholder Event or a new Rights Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Rights Offering Scheduled Payment not previously deposited into the Rights Offering Noteholder Event Trust Account plus (2) the then due and owing Rights Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Rights Offering Noteholder Event Trust Account for the payment of Rights Offering Noteholder Event Costs; provided, however, that any amounts remaining in the Rights Offering Noteholder Event Trust Account not utilized for such Rights Offering Noteholder Event Costs upon resolution of such Rights Offering Noteholder Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Rights Offering Indenture Trustee) shall be disbursed to the Rights Offering Indenture Trustee for the benefit of the Rights Offering Noteholders (pursuant to the wire instructions on Exhibit E attached hereto), or (z) if there exists a Rights Offering Deficiency Event arising under subclause (ii) of the definition of Rights Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Rights Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (w), (x) or (y)) shall be placed by Cash Management Agent into the Rights Offering Noteholder Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the sum of (1) the Rights Offering Deficiency Amount plus (2) the product of (I) the Rights Offering Deficiency Amount multiplied by (II) a rate equal to the lesser of seventeen percent (17%) per annum and the maximum interest permitted by applicable law, into the Rights Offering Noteholder Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the sum set forth in the immediately preceding subclause (z)(A) is fully funded into the Rights Offering Noteholder Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Rights Offering Noteholder Event or a new Rights Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Rights Offering Scheduled Payment not previously deposited into the Rights Offering Noteholder Event Trust Account plus (2) the then due and owing Rights Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Rights Offering

Exhibit T3C-3

Noteholder Event Trust Account for the payment of Rights Offering Noteholder Event Costs; provided, however, that any amounts remaining in the Rights Offering Noteholder Event Trust Account not utilized for such Rights Offering Noteholder Event Costs upon resolution of such Rights Offering Noteholder Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Rights Offering Indenture Trustee) shall be disbursed to the Rights Offering Indenture Trustee for the benefit of the Rights Offering Noteholders (pursuant to the wire instructions on Exhibit E attached hereto);
(iii)    Third, funds sufficient to pay amounts due and payable to the Rights Offering Indenture Trustee (pursuant to the wire instructions on Exhibit E attached hereto), due and payable under Section 6.07 of the Rights Offering Trust Indenture, but only for amounts paid by the Rights Offering Indenture Trustee to the Rights Offering Noteholders that are subject to reimbursement under Section 6.07 of the Rights Offering Trust Indenture, and the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto), due and payable under Section 8.07 of the Exchange Offering Trust Indenture, but only for amounts paid by the Exchange Offering Indenture Trustee to the Exchange Offering Noteholders that are subject to reimbursement under Section 8.07 of the Exchange Offering Trust Indenture, which amounts shall be set forth in a writing delivered by the Borrower to the Cash Management Agent and consented to in writing by the Lender (but only for purposes of Lender’s confirmation that such funds are disbursed to either the Rights Offering Indenture Trustee and/or the Exchange Offering Indenture Trustee as a permitted reimbursement for amounts paid to any Noteholder);
(iv)    Fourth, funds sufficient to pay the fees of Cash Management Agent incurred in connection with the IMH Collection Account shall be paid to Cash Management Agent; and
(v)    Fifth, funds sufficient to pay the Exchange Offering Scheduled Payments, shall be remitted via wire transfer to the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto); provided, that, (v) if there exists any Exchange Offering Reimbursable Expenditures, as evidenced in a writing delivered by Lender to the Cash Management Agent, then a portion of the Exchange Offering Scheduled Payments that are otherwise due and owing to the Exchange Offering Noteholders in an amount equal to the Exchange Offering Reimbursable Expenditures then existing, shall be remitted via wire transfer to Lender (pursuant to the wire instructions on Exhibit D attached hereto), (w) if there exists any Exchange Offering Default Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the immediately preceding subclause (v)) shall be placed by Cash Management Agent into a separate trust account for the benefit of Lender (the “Exchange Offering Default Event Trust Account”) until such time as the Cash Management Agent shall have deposited an amount equal to the Exchange Offering Holdback Amount into the Exchange Offering Default Event Trust Account, which amount shall be set forth in an Exchange Offering Holdback Amount Notice

Exhibit T3C-3

delivered to the Cash Management Agent, (B) once the Exchange Offering Holdback Amount is fully funded into the Exchange Offering Default Event Trust Account, then, so long as Cash Management Agent shall not have received a written notice of a new Exchange Offering Default Event or an Exchange Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Exchange Offering Scheduled Payment not previously deposited into the Exchange Offering Default Event Trust Account plus (2) the then due and owing Exchange Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Exchange Offering Default Event Trust Account for the payment of Exchange Offering Default Event Costs; provided, however, that any amounts remaining in the Exchange Offering Default Event Trust Account not utilized for such Exchange Offering Default Event Costs upon resolution of such Exchange Offering Default Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Exchange Offering Indenture Trustee) shall be disbursed to the Exchange Offering Indenture Trustee for the benefit of the Exchange Offering Noteholders (pursuant to the wire instructions on Exhibit G attached hereto), (x) if there exists an Exchange Offering Deficiency Event arising under subclause (i) of the definition of Exchange Offering Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (v) or (w)) shall be placed by Cash Management Agent into the Exchange Offering Default Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the Exchange Offering Deficiency Amount into the Exchange Offering Default Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the Exchange Offering Deficiency Amount is fully funded into the Exchange Offering Default Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Exchange Offering Default Event or a new Exchange Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to the Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Exchange Offering Scheduled Payment not previously deposited into the Exchange Offering Default Event Trust Account plus (2) the then due and owing Exchange Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Exchange Offering Default Event Trust Account for the payment of Exchange Offering Default Event Costs; provided, however, that any amounts remaining in the Exchange Offering Default Event Trust Account not utilized for such Exchange Offering Default Event Costs upon resolution of such Exchange Offering Default Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Exchange Offering Indenture Trustee) shall be disbursed to the Exchange Offering Indenture Trustee for the benefit of the Exchange Offering Noteholders (pursuant to the wire instructions on Exhibit G attached hereto), (y) if there exists an Exchange Offering Deficiency Event arising under subclause (ii) of the definition of Exchange Offering

Exhibit T3C-3

Deficiency Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (v), (w) or (x)) shall be placed by Cash Management Agent into the Exchange Offering Default Event Trust Account until such time as the Cash Management Agent shall have deposited an amount equal to the sum of (1) the Exchange Offering Deficiency Amount plus (2) the product of (I) the Exchange Offering Deficiency Amount multiplied by (II) a rate equal to the lesser of seventeen percent (17%) per annum and the maximum interest permitted by applicable law, into the Exchange Offering Default Event Trust Account, which amount shall be set forth in a writing delivered by Lender to the Cash Management Agent, (B) once the sum set forth in the immediately preceding subclause (y)(A) is fully funded into the Exchange Offering Default Event Trust Account, and so long as Cash Management Agent shall not have received a written notice of a new Exchange Offering Default Event or a new Exchange Offering Deficiency Event, on the next scheduled Quarterly Payment Date, Cash Management Agent shall disburse to Exchange Offering Indenture Trustee (pursuant to the wire instructions on Exhibit G attached hereto) funds sufficient to pay the sum of (1) any portion of any prior Exchange Offering Scheduled Payment not previously deposited into the Exchange Offering Default Event Trust Account plus (2) the then due and owing Exchange Offering Scheduled Payments, and (C) Lender shall have the right to request in writing distributions of any and all amounts from the Exchange Offering Default Event Trust Account for the payment of Exchange Offering Default Event Costs; provided, however, that any amounts remaining in the Exchange Offering Default Event Trust Account not utilized for such Exchange Offering Default Event Costs upon resolution of such Exchange Offering Default Event (which remaining amount not required by Lender shall be set forth in a signed writing by Lender and delivered to the Cash Management Agent and Exchange Offering Indenture Trustee) shall be disbursed to the Exchange Offering Indenture Trustee for the benefit of the Exchange Offering Noteholders (pursuant to the wire instructions on Exhibit G attached hereto), or (z) if there exists a Trigger Event, as evidenced in a writing delivered by Lender to the Cash Management Agent, then (A) the Exchange Offering Scheduled Payments (less any amounts disbursed to Lender pursuant to the preceding subclauses (v), (w), (x) or (y)) shall be placed by Cash Management Agent into the Exchange Offering Default Event Trust Account until such time as amounts held in such account are disbursed in accordance with Section 11 of the Exchange Offering Agreement.
(b)    Intentionally omitted.
(c)    From time to time, within two (2) Business Days of Cash Management Agent’s receipt of an Insurance Trigger Notice from Agent, Cash Management Agent shall disburse available funds on deposit in the IMH Collection Account constituting Insurance Restricted Cash to Agent in the event (i) Agent has determined that the title insurance company has a defense to payment of Defense Costs and funds are required for payment of same, and/or (ii) funds are required for the litigation and defense costs and expenses of Borrower or any affiliate of Borrower which are not covered as Defense Costs and thus excluded from coverage (including, by way of example and without limitation, premiums for appeal, fees associated with criminal proceedings and loss of earnings of any employee of any insured). No such instruction may be initiated by Agent or remain

Exhibit T3C-3

in effect following the earliest to occur of the following (i) the full and complete settlement or dismissal (in each instance, with prejudice and non-appealable) of the Delaware Litigation, the Arizona Litigation and any other then-pending shareholder litigation, (ii) the insurance carriers of Borrower and any affiliate of Borrower shall have funded in full all remaining litigation and defense costs and expenses of Borrower and any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other then pending shareholder lawsuits (subject to applicable deductibles) or (iii) expenditures of Five Million Dollars and No/100 ($5,000,000) shall have been actually paid by or on behalf of Borrower or any affiliate of Borrower (other than any advances by Agent, Lender or the title insurance company) in respect of ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits. Promptly following the occurrence of one these events, any Insurance Restricted Cash that has not been applied (if any) to ongoing litigation and defense costs and expenses of Borrower or any affiliate of Borrower in connection with or related to the Delaware Litigation, the Arizona Litigation or any other shareholder lawsuits shall be unrestricted.
(d)    On or before the tenth (10th) Business Day of each month, Borrower shall deliver to Agent each Borrower Entity’s statement of cash flows for the immediately preceding calendar month, including therein activity of the Borrower and each Borrower Subsidiary and an Approved Annual Budget to actual variance analysis with explanations for each material variance of any Borrower Entity. In addition, within a reasonable period of time, not to exceed ten (10) Business Days, Borrower shall also provide any additional information reasonably requested by Agent in writing, so long as such request was delivered by Agent within ten (10) Business Days after Lender's receipt of the statement of cash flows. Within ten (10) Business Days after the later to occur of delivery by Borrower to Agent of (i) such statement of cash flows as described in this Section 3.3(d), and (ii) any additional information reasonably requested by Agent in writing as permitted by this Section 3.3(d), Agent shall notify Borrower and Cash Management Agent in an Approved Disbursement Notice of the Operating Expense Amount to be disbursed to Borrower, as determined by Agent, in its reasonable discretion, so as to provide each Borrower Entity with an amount that, when added together with all other amounts held by such Borrower Entity, equals not less than, nor more than, ninety (90) days of working capital. Promptly, but in no event later than two (2) Business Days after delivery by Agent to Cash Management Agent of the Approved Disbursement Notice, Cash Management Agent will disburse to Borrower by wire transfer funds from the IMH Collection Account in an amount equal to the Operating Expense Amount.
(e) At such time as an Investment of Borrower or any Borrower Subsidiary shall meet such requirements as more particularly set forth in Section 2.1.11 of the Certificate of Designation, Agent shall deliver a written notice to Cash Management Agent directing Cash Management Agent to disburse such funds from the IMH Collection Account in accordance with the terms thereof.”
Section 1.15    The reference in Section 4.2 of the Cash Management Agreement to “Scheduled Payments” is hereby deleted in its entirety and replaced with “Loan Scheduled Payments and the Rights Offering Scheduled Payments.”

Exhibit T3C-3

Section 1.16    The phrase in Section 4.2 of the Cash Management Agreement “Sections 3.2(c) or 3.3(c)” is hereby deleted in its entirety and replaced with “Sections 3.2(d) or 3.3(d).”
Section 1.17    The reference in Section 4.2 of the Cash Management Agreement to “Scheduled Payments” is hereby deleted in its entirety and replaced with “Loan Scheduled Payments and the Rights Offering Scheduled Payments.”
Section 1.18    Section 8.2 of the Cash Management Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:
“Section 8.2    Agent’s Right to Perform Borrower’s Obligations; No Liability of Agent. If Borrower fails to perform any of the covenants or obligations contained herein, and such failure shall continue for a period ten (10) Business Days after Borrower’s receipt of written notice thereof from Agent, Agent may itself perform, or cause performance of, such covenants or obligations, and the reasonable and actually incurred expenses of Agent incurred in connection therewith shall be payable by Borrower to Agent within thirty (30) days after the written demand therefor. Notwithstanding Agent’s right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of each Individual Property and each IMH Loan and operation thereof and notwithstanding anything contained herein or Cash Management Agent’s or Agent’s exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Cash Management Agent nor Agent shall be deemed to be a mortgagee-in-possession nor shall Agent be subject to any liability with respect to any Individual Property or any IMH Loan or otherwise based upon any claim of lender liability.”
Section 1.19    Exhibit E of the Cash Management Agreement is hereby deleted in its entirety and Exhibit A attached hereto shall be inserted in lieu thereof.
Section 1.20    Exhibit B attached hereto is hereby added as “Exhibit G” to the Cash Management Agreement.
ARTICLE II
Section 2.1    Borrower’s Representations and Warranties. In order to induce Agent to enter into this Amendment and to amend the Cash Management Agreement in the manner provided herein, Borrower represents and warrants to Agent that the following statements are true, correct and complete:
(a)    Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Cash Management Agreement as amended by this Amendment (the Cash Management Agreement, together with this Amendment, collectively, the “Amended Agreement”).
(b)    The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

Exhibit T3C-3

Section 2.2    Reference to and Effect on the Cash Management Agreement.
(a)    On and after the date hereof, each reference in the Cash Management Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Cash Management Agreement, and each reference in the other Loan Documents to the “Cash Agreement”, “thereunder”, “thereof” or words of like import referring to the Cash Management Agreement shall mean and be a reference to the Amended Agreement.
(b)    Except as specifically amended by this Amendment, the Cash Management Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute (1) a waiver of any provision of, or operate as a waiver, release or limitation of any right, power or remedy of Agent under, the Cash Management Agreement or any of the other Loan Documents; or (2) an obligation of Agent (nor shall it be construed to require Lender) to waive any other term or condition contained in the Loan Documents, or any default, whether now existing or which may occur after the date of this Amendment.
Section 2.3    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
Section 2.4    Entire Agreement. This Amendment constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.
Section 2.5    No Waiver. No waiver of any term or condition of this Amendment, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.
Section 2.6    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.
Section 2.7    Governing Law. This Amendment shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State.
Section 2.8    Counterparts. This Amendment may be executed in any number of counterparts.

[Signature Page Follows]

Exhibit T3C-3

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.
BORROWER:
IMH FINANCIAL CORPORATION, a Delaware corporation
By: ______________________________
Name:
Title:
AGENT:
NWRA VENTURES I, LLC, a Delaware limited liability company

By:	______________________________ Name: Title:
CASH MANAGEMENT AGENT:
U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	______________________________ Name: Title:

Exhibit T3C-3

JOINDER BY BORROWER SUBSIDIARIES
Each of the Borrower Subsidiaries joins in this Amendment solely with respect to any representations, warranties, covenants or waivers made by any such individual Borrower Subsidiary.

Exhibit T3C-3

EXHIBIT A
“EXHIBIT E
Rights Offering Indenture Trustee Wire Instructions
[To be inserted]”

Exhibit T3C-3

EXHIBIT B
“EXHIBIT G
Exchange Offering Indenture Trustee Wire Instructions

[To be inserted]”

Exhibit A-1
LEGAL_US_E # 100848581.7

Exhibit T3C-3

EXHIBIT B
NOTICE ADDRESSES
NW Capital:
NWRA Ventures I, LLC
10 Cutter Mill Road, Suite 402
Great Neck, NY 11021
Attention: Seth Lipsay
Email: slipsay@nwradvisors.com
Fax: (646) 723-4760

with a copy to:
Paul Hastings LLP
75 East 55th Street
New York, NY 10022
Attention: Robert J. Wertheimer, Esq.
Email: robertwertheimer@paulhastings.com
Fax: (212) 230-7772
Exchange Offering Indenture Trustee:

U.S. Bank National Association
Global Corporate Trust Services
101 North First Avenue, Suite 1600 Mailstop LM-AZ-16P
Phoenix AZ 85003
Attention: Mary Ambriz-Reyes, Vice President
Email: Mary.AmbrizReyes@usbank.com
Fax: (602) 257-5433
With a copy to:

Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103-1919
Attention: Robert Borden, Esq.
Email: RmBorden@goodwin.com
Fax: (860) 251-5312

Exhibit T3C-3

EXHIBIT C
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
In connection with the Assignment granted to NW Capital hereunder, Exchange Offering Indenture Trustee hereby represents, warrants and covenants to NW Capital as follows:
a.Exchange Offering Indenture Trustee is a national banking association formed under the laws of the United States.
b.Exchange Offering Indenture Trustee has not previously granted any Lien in, or transferred, the Subordinate Collateral in which a Lien is granted hereunder.
c.Exchange Offering Indenture Trustee has not executed or filed, as applicable, any financing statement, security agreement or other instrument similar in purpose or effect covering all or any part of the Subordinate Collateral in any recording office, except such as may have been filed pursuant to this Agreement.
d.The exact legal name of Exchange Offering Indenture Trustee is “U.S. Bank National Association” as indicated in the public records of the Office of the Comptroller of the Currency. The “location” of Exchange Offering Indenture Trustee as defined in the UCC is in the State of Ohio.
e.On the date hereof, NW Capital is authorized to cause the filing of all appropriate UCC-1 financing statements in the filing offices identified on Schedule A hereto. Such financing statement shall describe such Subordinate Collateral and related contractual rights and contain a statement that: “A purchase of, or acquisition of a security interest in, any collateral described in this financing statement will violate the rights of the Secured Party.”

Exhibit T3C-3

EXHIBIT D
REMEDIES OF NW CAPITAL
1.Upon a Trigger Event, and, thereafter, the indefeasible and final foreclosure of the Subordinate Collateral, Section 11 of this Agreement shall govern. In the event that there exists any inconsistency between this Exhibit D and Section 11 of this Agreement, Section 11 shall control.
2.Remedies Upon a Trigger Event. Upon the occurrence of a Trigger Event, the license granted to the Exchange Offering Indenture Trustee in Section 4(c) of this Agreement shall automatically be revoked, and in addition to all other rights and remedies set forth in the Senior Documents and this Agreement, NW Capital shall have the right, but not the obligation, to do any of the following or any other action that is in the best interests of NW Capital in accordance with applicable law:
a.proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;
b.cause all revenues hereby pledged as security and all other moneys pledged hereunder to be unconditionally paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys;
c.cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Senior Obligations, the obligations arising hereunder, or rights hereunder or included in the Subordinate Collateral, or for specific enforcement of any covenant or agreement contained herein, or in aid of the exercise of any power herein or therein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;
d.incur expenses, including, without limitation, attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
e.take possession of the Subordinate Collateral, and NW Capital and its representatives are hereby granted an irrevocable license to collect all income from the Subordinate Collateral and apply the same to reimburse NW Capital for any cost or expenses incurred hereunder or under the Senior Documents and to the unconditional payment or performance of the Senior Obligations and the Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ obligations hereunder, and apply the balance to the Senior Obligations and the obligations arising hereunder and any remaining excess balance to the Exchange Offering Noteholders in accordance with Section 11 of this Agreement;
f.make any compromise or settlement deemed desirable with respect to the Subordinate Collateral and may extend the time of payment, arrange for payment installments, or otherwise modify the terms of, the Subordinate Collateral, including, without limitation, the extinguishment, discharge, cancellation or forgiveness in whole or in part any amounts payable or claim against under the Subordinate Collateral;
g.secure the appointment of a receiver of the Subordinate Collateral or any part thereof, whether incidental to a proposed sale of the Subordinate Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added

Exhibit T3C-3

to and be made a part of the Senior Obligations and the Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ obligations hereunder, and, whether or not said principal sum, which shall include, without limitation, such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, which shall include, without limitation, such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Base Interest Rate or the maximum rate permitted by applicable law, whichever is less;
h.take possession of and endorse in the name of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders or in the name of NW Capital, for the account of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders, any bills of exchange, checks, drafts, money orders, notes or any other documents or instruments constituting all or any part of the Subordinate Collateral or received as interest, or other payment on or on account of the Subordinate Collateral or any part thereof;
i.appoint another (who may be an employee, officer or other representative of NW Capital) to do any of the foregoing, or take any other action permitted hereunder, on behalf of NW Capital;
j.execute (in the name, place and stead of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Subordinate Collateral; and/or
k.exercise any other or additional rights or remedies granted to NW Capital under any other provision of this Agreement or any related agreement, or exercisable by a secured party under the UCC.
3.Minimum Notice Period. If, pursuant to applicable laws, prior notice of any action described in Section 1 of this Exhibit D is required to be given to Exchange Offering Indenture Trustee and the Exchange Offering Noteholders, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby acknowledges that the minimum time required by such applicable laws, or, if no minimum time is specified, twenty (20) calendar days, shall be deemed a reasonable notice period.
4.Sale of Subordinate Collateral. In addition to exercising the foregoing rights, NW Capital may, to the extent permitted by applicable Laws, arrange for and conduct the sale of the Subordinate Collateral at a public or private sale (as NW Capital may elect) which sale may be conducted by an employee or representative of NW Capital, and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. NW Capital agrees to provide at least twenty (20) calendar days’ prior written notice to Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, specifying the time and place of any public sale or the time after which any private sale is to be made and, in accordance with the terms of Section 2 of this Exhibit D, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, agrees that such twenty (20) calendar days’ notice shall constitute reasonable notification (unless a longer notice period shall be required by applicable laws). Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, in dealing with or disposing of the Subordinate Collateral or any part thereof, hereby agrees not to exercise any and all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, also hereby agrees not to exercise the

Exhibit T3C-3

benefit of all laws providing for rights of appraisal, valuation, stay, extension or redemption after foreclosure now or hereafter in force. If NW Capital sells any of the Subordinate Collateral upon credit, Exchange Offering Indenture Trustee and the Exchange Offering Noteholders will be credited only with unconditional payments actually made by the purchaser and received by NW Capital. In the event the purchaser fails to pay for the Subordinate Collateral, NW Capital may resell the Subordinate Collateral and Exchange Offering Indenture Trustee and the Exchange Offering Noteholders shall be credited with the proceeds of the sale. In the event NW Capital shall bid at any foreclosure or trustee’s sale or at any private sale permitted by applicable laws or this Agreement, NW Capital may bid all or less than the amount of the Senior Obligations and the Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ obligations hereunder.
5.Sales of Private Securities. Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the “Securities Laws”), NW Capital may be compelled, with respect to any sale of all or any part of the Subordinate Collateral constituting “securities”, however defined in the Securities Laws, to limit purchasers to those who are qualified transferees and/or who will agree, among other things, to acquire such Subordinate Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, acknowledges that any such private sales may be at prices and on terms less favorable to NW Capital than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, NW Capital shall have no obligation to engage in public sales and no obligation to delay the sale of the Subordinate Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.
6.Registration of Securities. If NW Capital shall decide to exercise its right to sell any or all of the Subordinate Collateral, and if, in the opinion of counsel for NW Capital, it is necessary to have such Subordinate Collateral, or that portion thereof to be sold, registered under the provisions of any Securities Laws, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, shall execute and deliver, all at the Exchange Offering Noteholders’ expense, all such instruments and documents which, in the opinion of NW Capital, are necessary to register or qualify such Subordinate Collateral, or that portion thereof to be sold, under the provisions of the Securities Laws and shall cause any registration statement relating thereto to become effective and to remain effective for a period of not less than six months from the date of the first public offering of such Subordinate Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to any related prospectus or similar document which, are necessary, all in conformity with the Securities Laws applicable thereto. Without limiting the generality of the foregoing, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, agrees to comply with the applicable provisions of the securities or “Blue Sky” laws of any jurisdiction(s) which NW Capital shall designate and to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933.
7.Actions Taken by NW Capital. Any action or proceeding to enforce the rights of NW Capital upon the occurrence of a Trigger Event may be taken by NW Capital either in Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ name or in NW Capital’s name, as NW Capital may deem necessary, in its sole discretion.
8.Private Sales; Forgiveness or Extinguishment of Collateral. NW Capital shall incur no liability as a result of the sale of the Subordinate Collateral, or any part thereof, at any private sale pursuant to this Exhibit D conducted in a commercially reasonable manner and in accordance with the requirements of applicable Laws, or as a result of any action taken pursuant to Section 1f. of this Exhibit D including, without

Exhibit T3C-3

limitation, any cancellation, forgiveness, or other similar action with respect to the Subordinate Collateral. Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby agrees not to exercise any claims against NW Capital arising by reason (i) of the fact that the price at which the Subordinate Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Senior Obligations and the Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ obligations hereunder, even if NW Capital accepts the first offer received and does not offer the Subordinate Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Laws and (ii) any action taken by NW Capital with respect to Subordinate the Collateral pursuant to Section 1f. of this Exhibit D, including, without limitation, any cancellation, forgiveness, or other similar action with respect to the Subordinate Collateral.
9.No Exercise of Rights and Remedies Under Applicable Laws. Except as set forth in Section 11 of this Agreement, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby agrees that it shall not exercise any rights or remedy of a debtor or grantor under the UCC or other applicable laws, and all formalities prescribed by law relative to the sale or disposition of the Subordinate Collateral (other than notice of sale and any other rights, remedies and formalities that are expressly contemplated by this Agreement) and all other rights and remedies of Exchange Offering Indenture Trustee and the Exchange Offering Noteholders with respect thereto. To the extent that any such rights, remedies or formalities are compulsory under the UCC or other applicable laws, NW Capital agrees to comply and observe such formalities and requirements in accordance with the UCC and applicable laws.
10.Compliance With Limitations and Restrictions. Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby agrees that in respect of any sale of the Subordinate Collateral pursuant to the terms hereof, NW Capital is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to comply with applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall NW Capital be liable or accountable to Exchange Offering Indenture Trustee or any of the Exchange Offering Noteholders for any discount allowed by reason of the fact that such Subordinate Collateral is sold in compliance with any such limitation or restriction.
11.No Impairment of Remedies. Exchange Offering Indenture Trustee, on behalf of the Exchange Offering Noteholders, hereby agrees that neither the Exchange Offering Indenture Trustee nor any Exchange Offering Noteholder shall raise, and the Exchange Offering Indenture Trustee, on behalf of the Exchange Offering Noteholders, hereby agrees not to exercise, any procedural or substantive defense or claim in respect of, or in connection with, any choice or exercise of remedies by NW Capital. In furtherance of the foregoing, if, in the exercise of any of its rights and remedies hereunder, NW Capital shall be limited, delayed or otherwise required to forfeit any of its rights or remedies, including, without limitation, any right to enter a deficiency judgment against Exchange Offering Indenture Trustee, any of the Exchange Offering Noteholders or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, then (x) Exchange Offering Indenture Trustee, on behalf of the Exchange Offering Noteholders, shall, in the sole discretion of NW Capital, join NW Capital in, and not oppose, any appeal of any such limitation, delay or forfeiture of any of its rights or remedies, even if such appeal shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which any of the Exchange Offering Noteholders might otherwise have had but for such appeal (it being understood and agreed that such costs of the Exchange Offering Indenture Trustee pursuant to this provision shall be added to any claims the Exchange Offering

Exhibit T3C-3

Indenture Trustee, in its own capacity as Exchange Offering Indenture Trustee, may have for payment against the Borrower), and (y) Exchange Offering Indenture Trustee, on behalf of the Exchange Offering Noteholders, hereby consents to such action by NW Capital and, to the extent permitted by applicable Laws, agrees that it shall not exercise any claim based upon such action, even if such action by NW Capital shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which any of the Exchange Offering Noteholders might otherwise have had but for such action by NW Capital or the terms herein.
12.Application of Proceeds. Upon the occurrence of a Trigger Event, the proceeds of any sale of, or other realization upon, all or any part of the Subordinate Collateral shall be applied to the Senior Obligations and the obligations arising hereunder in any manner determined by NW Capital, in its sole and absolute discretion.
13.NW Capital Right to Perform. Upon the occurrence of a Trigger Event, upon ten (10) Business Days prior written notice to the Exchange Offering Indenture Trustee, NW Capital may itself perform, or cause performance of, any agreement or obligation of the Exchange Offering Indenture Trustee and/or the Exchange Offering Noteholders, and the expenses of NW Capital incurred in connection therewith shall (i) accrue interest at a rate equal to the lesser of (x) the maximum interest permitted by applicable law, and (y) twenty percent (20%), and (ii) be part of the Senior Obligations and the obligations arising hereunder. Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, agrees that all costs and expenses incurred by NW Capital (including, without limitation, the fees and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims under this Agreement shall be part of the Senior Obligations and the obligations arising hereunder.

Exhibit T3C-3

EXHIBIT E
FURTHER ASSURANCES/MISCELLANEOUS
1.Exchange Offering Indenture Trustee, on behalf of the Exchange Offering Noteholders, hereby constitutes and appoints NW Capital, acting for and on behalf of itself and each successor and/or assign of NW Capital, the true and lawful attorney-in-fact of the Exchange Offering Noteholders, with full power and authority in the place and stead of Exchange Offering Indenture Trustee and in the name of the Exchange Offering Noteholders, NW Capital or otherwise to enforce all rights, interests and remedies of the Exchange Offering Noteholders with respect to the Subordinate Collateral or enforce all rights, interests and remedies of NW Capital under this Agreement (including, without limitation, the rights set forth in Section 1 of Exhibit D); provided, however, that NW Capital shall not exercise any of the aforementioned rights unless a Trigger Event has occurred and subject to prior written notification of the Exchange Offering Indenture Trustee. This power of attorney is a power coupled with an interest and shall be irrevocable; provided further, however, that nothing in this Agreement shall prevent Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, from, prior to the exercise by NW Capital of any of the aforementioned rights, undertaking Exchange Offering Indenture Trustee’s obligations and operations in the ordinary course of business on behalf of the Exchange Offering Noteholders in accordance with the terms hereof.
2.Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, agrees that from time to time, NW Capital may, at the expense of the Exchange Offering Noteholders, take, or cause to be taken, all further action, that may be reasonably necessary in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable NW Capital to exercise and enforce its rights and remedies hereunder with respect to the Subordinate Collateral. Without limiting the generality of the foregoing, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, shall, if the Subordinate Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to NW Capital such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to NW Capital, provided however, that, any reasonable expenses of taking such action shall constitute Reimbursable Expenditures.
3.Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as NW Capital may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to NW Capital. Such financing statements shall describe the Subordinate Collateral in the same manner as described herein.
4.Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, shall, promptly upon request, provide to NW Capital all information and evidence in the possession of the Exchange Offering Indenture Trustee that NW Capital may reasonably request concerning the Subordinate Collateral to enable NW Capital to enforce the provisions of this Agreement. The costs of the Exchange Offering Indenture Trustee in providing such information and evidence to NW Capital shall be borne (i) first, by Borrower for amounts up to the first $50,000 of costs in handling such requests, and (ii) second, by Exchange Offering Noteholders for amounts exceeding the first $50,000 of costs in handling such requests, and such amounts shall become Reimbursable Expenditures.
5.Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby agrees not to exercise, to the maximum extent permitted by applicable laws, (a) all rights under any

Exhibit T3C-3

law to require NW Capital to pursue any Person other than Exchange Offering Indenture Trustee and the Exchange Offering Noteholders, any security which NW Capital may hold, or any other remedy before proceeding against Exchange Offering Indenture Trustee and the Exchange Offering Noteholders; (b) all rights of reimbursement or subrogation and all rights to participate in any security held by NW Capital until the Senior Obligations and the Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ obligations hereunder have been unconditionally paid and the covenants of the Senior Documents have been performed in full; (c) all rights to require NW Capital to give any notices of any kind, including, without limitation notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein; (d) all rights to assert the bankruptcy or insolvency of any of Exchange Offering Indenture Trustee or any Exchange Offering Noteholders as a defense hereunder or as the basis for rescission hereof; (e) subject to Section 8 of this Exhibit E, all rights under any law purporting to reduce any of Exchange Offering Indenture Trustee’s or any Exchange Offering Noteholder’s obligations hereunder if the Senior Obligations or the Exchange Offering Indenture Trustee’s and the Exchange Offering Noteholders’ obligations hereunder are reduced (other than as a result of unconditional payment of any such obligations or Senior Obligations); (f) all defenses based on the disability or lack of authority of any of Exchange Offering Indenture Trustee, any of the Exchange Offering Noteholders or any Person, the repudiation of this Agreement, the Senior Obligations, the Senior Documents, the Exchange Offering Trust Indenture or the Exchange Offering Indenture Note by Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, or any Person, the failure by NW Capital to enforce any claim against any of Exchange Offering Indenture Trustee, any of the Exchange Offering Noteholders or any other Person, or the unenforceability in whole or in part of this Agreement, the Exchange Offering Indenture Note, the Exchange Offering Trust Indenture, the Senior Obligations or any Senior Document; and (g) all suretyship and guarantor’s defenses generally.
6.The release of the security interest in any or all of the Subordinate Collateral, the taking or acceptance of additional security, or the resort by NW Capital to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby, except for release of Subordinate Collateral upon the unconditional payment in full in cash and performance in full of the Senior Obligations and the Exchange Offering Noteholders’ obligations hereunder.
7.Upon (x) the unconditional payment in full in cash and performance in full of (i) all Senior Obligations and (ii) all amounts and obligations due to NW Capital hereunder, (y) in the event any claim has been made against NW Capital for any voidable preference, fraudulent transfer or other similar claim, the final non-appealable decision by a court of competent jurisdiction dismissing all such claims, and (z) the expiration of any applicable statute of limitation under the Bankruptcy Code or any state law for the commencement of any action against NW Capital for any voidable preference, fraudulent conveyance or similar claim in respect of any of the Senior Obligations or any obligations arising under this Agreement, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Subordinate Collateral shall revert to Exchange Offering Indenture Trustee and the Exchange Offering Noteholders. Upon any such termination, NW Capital shall, at the Exchange Offering Noteholders’ expense, and upon Exchange Offering Indenture Trustee’s written direction, execute and, subject to Section 27 of this Agreement, deliver to the Exchange Offering Indenture Trustee such documents (including UCC-3 termination statements) as Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, shall reasonably request to evidence such termination, to release all security interest on the Subordinate Collateral.
8.The powers conferred on NW Capital hereunder are solely to protect its interest in the Subordinate Collateral and shall not impose any duty on it to exercise any such powers. Except for (a) the safe custody of the Subordinate Collateral in its possession, (b) the accounting for monies actually and unconditionally received by it hereunder and (c) any duty expressly imposed on NW Capital by applicable laws with respect

Exhibit T3C-3

to the Subordinate Collateral that has not been waived by Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereunder, NW Capital shall have no duty with respect to the Subordinate Collateral and no implied duties or obligations shall be read into this Agreement against NW Capital. NW Capital shall be deemed to have exercised reasonable care in the custody of the Subordinate Collateral in its possession if the Subordinate Collateral is accorded treatment that is substantially equivalent to that which NW Capital accords its own property.
9.In addition to all other covenants of the Exchange Offering Indenture Trustee and the Exchange Offering Noteholders set forth in this Agreement, Exchange Offering Indenture Trustee, on behalf of itself and the Exchange Offering Noteholders, hereby covenants and agrees that Exchange Offering Indenture Trustee shall faithfully observe and fulfill each and all of the following covenants:
a.Exchange Offering Indenture Trustee shall provide written notice simultaneously with or within thirty days after any alteration to its legal name or location of its jurisdiction of organization.
b.Exchange Offering Indenture Trustee shall not file, or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to the Subordinate Collateral other than the financing statement described in this Exhibit E and any other thereof which names and identifies NW Capital as the secured party.

Exhibit T3C-3

SCHEDULE A
UCC FILING OFFICES5

5 Locations to be added.